Exhibit 99.1

ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REPORT

AS OF DECEMBER 31, 2014 AND DECEMBER 31, 2013

AND FOR THE YEARS ENDED

DECEMBER 31, 2014, DECEMBER 31, 2013 AND DECEMBER 31, 2012

ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Table of Contents

Independent Auditors’ Report	3

Consolidated Financial Statements

Consolidated Statements of Financial Condition at December 31, 2014 and December 31, 2013	4

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	5

Consolidated Statements of Changes in Equity, Non-controlling Interests and Redeemable Non-controlling Interests for the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	7

Notes to Consolidated Financial Statements	9 - 40

2

Independent Auditors’ Report

To the Members of

ZAIS Group Parent, LLC

We have audited the accompanying consolidated statements of financial condition of ZAIS Group Parent, LLC and Subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income, changes in equity, non-controlling interest and redeemable non-controlling interests, and cash flows for each of the years in the three-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ZAIS Group Parent, LLC and Subsidiaries as of December 31, 2014, and 2013, and the results of their operations and their cash flows for each of the years in the three-year period then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

KPMG LLP

Roseland, NJ

March 23, 2015

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Consolidated Statements of Financial Condition
(Dollars in thousands)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$7,664	$8,432
Income and fees receivable	4,283	3,797
Investments in affiliates, at fair value	104	174
Due from related parties	648	515
Fixed assets, net	1,091	1,408
Prepaid expenses	1,543	1,673
Other assets	3,310	3,344
Assets of Consolidated Funds
Cash and cash equivalents	94,212	136,231
Restricted cash	30,265	160,004
Investments, at fair value	1,126,737	899,239
Investments in affiliated securities, at fair value	31,457	49,732
Derivative assets, at fair value	6,648	12,896
Due from affiliates	—	3,869
Other assets	11,577	21,202
Total Assets	$1,319,539	$1,302,516
Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Notes payable	$—	$781
Compensation payable	6,094	11,642
Due to related parties	32	32
Other liabilities	3,050	3,133
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	749,719	730,348
Securities sold, not yet purchased	19,308	14,693
Derivative liabilities, at fair value	5,785	22,062
Redemptions payable	—	46,029
Due to broker	21,047	—
Other liabilities	32,863	15,274
Total Liabilities	837,898	843,994
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	452,925	443,198
Equity
Equity	18,376	10,454
Equity attributable to non-controlling interests of Consolidated Funds	10,340	4,870
Total Equity	28,716	15,324
Total Liabilities, Redeemable Non-controlling Interests and Equity	$1,319,539	$1,302,516

The accompanying notes are an integral part of these consolidated financial statements.

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income
(Dollars in thousands)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Revenues
Management fee income	$18,561	$26,579	$30,546
Incentive income	65,889	18,835	99,563
Other revenues	481	1,265	1,065
Income of Consolidated Funds	131,940	108,678	116,118
Total Revenues	216,871	155,357	247,292
Expenses
Employee compensation and benefits	61,779	53,139	64,205
General, administrative and other	17,726	20,135	24,361
Depreciation and amortization	460	499	374
Expenses of Consolidated Funds	111,900	39,982	96,694
Total Expenses	191,865	113,755	185,634
Other income (loss)
Net gain (loss) on investments	40	(418)	(511)
Other income (expense)	256	13	(89)
Net gains of Consolidated Funds’ investments	49,530	7,821	120,038
Total Other Income	49,826	7,416	119,438
Income from Continuing Operations before Income Taxes	74,832	49,018	181,096
Income tax expense	381	329	417
Income from Continuing Operations	74,451	48,689	180,679
Discontinued Operations
Loss from operations of discontinued business component	—	—	(1,241)
Income tax benefit	—	—	9
Loss from discontinued operations, net of income taxes	—	—	(1,232)
Consolidated Net Income	74,451	48,689	179,447
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	(622)	(131)	1,001
Total Comprehensive Income	$73,829	$48,558	$180,448
Allocation of Consolidated Net Income
Redeemable non-controlling interests	$41,040	$44,323	$146,377
Non-controlling interests of Consolidated Funds	2,101	1,751	429
ZAIS Group Parent, LLC Members	31,310	2,615	32,641
	$74,451	$48,689	$179,447
Allocation of Total Comprehensive Income (Loss)
Redeemable non-controlling interests	$41,014	$44,289	$146,961
Non-controlling interests of Consolidated Funds	2,101	1,751	429
ZAIS Group Parent, LLC Members	30,714	2,518	33,058
	$73,829	$48,558	$180,448

The accompanying notes are an integral part of these consolidated financial statements.

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Equity,
Non-controlling Interests and Redeemable Non-controlling Interests
(Dollars in thousands)

	Equity	Accumulated Other Comprehensive Income (Loss)	Total Equity	Non-controlling Interests of Consolidated Funds	Total Equity and Non-controlling Interests of Consolidated Funds	Redeemable Non-controlling Interests*
December 31, 2011	$6,674	$462	$7,136	$2,716	$9,852	$427,690
Equity-based compensation charges	79	—	79	—	79	110
Foreign currency translation adjustment	—	417	417	—	417	584
Capital distributions/redemptions	(10,812)	—	(10,812)	(5)	(10,817)	(98,713)
Consolidated net income	32,641	—	32,641	429	33,070	146,377
Purchase of ZAIS membership interest by ZGP	—	—	—	—	—	(4,211)
Repurchase of ZAIS membership interests	(2,077)	—	(2,077)	—	(2,077)	2,077
December 31, 2012	26,505	879	27,384	3,140	30,524	473,914
Capital contributions	—	—	—	—	—	22,950
Equity-based compensation charges	178	—	178	—	178	63
Foreign currency translation adjustment	—	(97)	(97)	—	(97)	(34)
Capital distributions/redemptions	(19,741)	—	(19,741)	(21)	(19,762)	(97,903)
Consolidated net income	2,615	—	2,615	1,751	4,366	44,323
Repurchase of ZAIS membership interests	115	—	115	—	115	(115)
December 31, 2013	9,672	782	10,454	4,870	15,324	443,198
Capital contributions	—	—	—	339	339	6,600
Equity-based compensation charges	(97)	—	(97)	—	(97)	(29)
Foreign currency translation adjustment	—	(596)	(596)	—	(596)	(26)
Capital distributions/redemptions	(22,200)	—	(22,200)	(2,280)	(24,480)	(34,727)
Distribution in kind	(5,310)	—	(5,310)	—	(5,310)	—
Capital transfer	—	—	—	5,310	5,310	1,684
Consolidated net income	31,310	—	31,310	2,101	33,411	41,040
Repurchase of ZAIS membership interests	4,815	—	4,815	—	4,815	(4,815)
December 31, 2014	$18,190	$186	$18,376	$10,340	$28,716	$452,925

*	Includes a portion of accumulated other comprehensive income (loss) allocated to non-controlling interests.

The accompanying notes are an integral part of these consolidated financial statements.

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Cash Flows from Operating Activities
Consolidated net income (loss)	$74,451	$48,689	$179,447
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	460	499	374
Net (gain) loss on investments	(40)	418	511
Operating cash flows due to changes in:
Income and fees receivable	(486)	3,330	(2,067)
Due from related parties	(133)	(160)	38
Prepaid expenses	130	(280)	521
Other assets	34	248	(3,203)
Compensation payable	(5,674)	(899)	(17,097)
Other liabilities	(83)	(3,379)	4,355
Consolidated Funds related items:
Purchases of investments and investments in affiliated securities	(1,210,741)	(480,518)	(203,355)
Proceeds from sale of investments and investments in affiliated securities	980,857	965,612	452,658
Amortization of premium and discount	(6,360)	(17,389)	6,395
Net realized (gains) losses on investments	16,819	(12,521)	(60,496)
Net change in unrealized gain/loss on investments	(3,946)	(74,093)	(336,341)
Net change in unrealized gain/loss on notes payable	(96,500)	87,752	273,254
Change in cash and cash equivalents	42,019	24,732	50,004
Change in due from affiliates	3,869	984	2,469
Change in other assets	9,625	(3,436)	4,347
Change in due to broker	21,047	—	—
Change in other liabilities	17,589	(8,597)	5,546
Net Cash Provided by (Used in) Operating Activities	(157,063)	530,992	357,360
Cash Flows from Investing Activities
Continuing Operations
Purchases of fixed assets, net	(143)	(346)	(747)
Purchases of investments in affiliates	—	—	(500)
Proceeds from sale of investments in affiliates	—	2,053	96
Change in restricted cash	129,739	(65,987)	5,333
Net Cash Provided by (Used in) Investing Activities	129,596	(64,280)	4,182
Cash Flows from Financing Activities
Contributions from non-controlling interests, including contributions received in advance	—	25,210	—
Distributions/redemptions to non-controlling interests, net of change in redemptions payable	(83,036)	(97,608)	(77,469)

The accompanying notes are an integral part of these consolidated financial statements.

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows – (continued)
(Dollars in thousands)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Net payments on notes payable of consolidated CDOs	(510,600)	(373,354)	(282,349)
Proceeds from issuance of notes payable of consolidated CDOs	635,315	—	5,765
Contributions from non-controlling interests	8,623	—	—
Distributions to controlling interests	(22,200)	(19,741)	(10,812)
Repayments of debt obligations	(781)	(656)	1,437
Net Cash Provided by (Used in) Financing Activities	27,321	(466,149)	(363,428)
Change in Cash and Cash Equivalents Denominated in Foreign Currency	(622)	232	(310)
Change in Cash and Cash Equivalents	(768)	795	(2,196)
Cash and cash equivalents, beginning of year	8,432	7,637	9,833
Cash and Cash Equivalents, end of year	$7,664	$8,432	$7,637
Supplemental Disclosure of Cash Flow Information
Cash paid during the period:
Interest	$107,283	$56,823	$107,653
Income taxes	$381	$329	$417

The accompanying notes are an integral part of these consolidated financial statements.

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ZAIS GROUP PARENT, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Organization

ZAIS Group Parent, LLC (“ZGP”), a Delaware Limited Liability Company formerly known as River Rain LLC, commenced operations in July 1997. ZGP was formed for the purpose of administering its underlying members’ ownership of ZAIS Group, LLC (“ZAIS”). ZGP is currently the sole owner of ZAIS. ZGP and ZAIS together with their consolidated subsidiaries are collectively referred to as the “Company”. ZAIS, a Delaware limited liability company, commenced operations in July 1997. ZAIS is an investment advisor registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisors Act of 1940, and with respect to certain investment vehicles, is also registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor. The Company is an alternative asset management firm with offices in New Jersey, London and Shanghai. The Company provides investment advisory and asset management services to investment vehicles (the “ZAIS Managed Entities”), as well as other financial services. The ZAIS Managed Entities invest in residential mortgage loans and corporate bank loans, as well as a range of structured credit assets such as collateral loan obligations (“CLOs”), collateral debt obligations (collectively with CLOs referred to as “CDOs”), residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and other evolving credit opportunities throughout North America and Europe. During 2014, ZAIS established a Leveraged Finance team and became a CLO manager.

ZGP is 100% owned by the managing member of ZAIS, his family and another related party. The managing member of ZAIS and his family hold their investment in ZGP through both direct ownership and ownership through certain trust vehicles. All members share in the profits and losses based on their respective ownership percentages. The managing member of ZAIS also serves as the managing member of ZGP.

Pursuant to the ZAIS Group, LLC Third Amended and Restated Operating Agreement (the “Operating Agreement”), which was in effect prior to March 31, 2014, ZAIS had four classes of membership interests. Class A and Class B membership interests had voting rights, and Class C and Class D membership interests did not have voting rights. All classes shared in the profits and losses of ZAIS based on their respective ownership percentages. Prior to December 17, 2012, the Class A membership interests which represented a controlling membership interest in ZAIS were held by a strategic founding investor (the “Strategic Investor”). Class B, Class C and Class D membership interests were held by ZGP, certain ZAIS current employees or certain ZAIS former employees.

On December 17, 2012, ZGP and ZAIS purchased 100% of the Strategic Investor’s Class A membership interests in ZAIS. The purchase price was based on a third party valuation of ZAIS. The portion purchased by ZGP is reflected in the consolidated statements of changes in equity, non-controlling interests and redeemable non-controlling interests as a transfer out of redeemable non-controlling interests for the recorded book value of approximately $4,211,000. The excess of the purchase price over the recorded book value for the portion purchased by ZAIS was allocated to the remaining members of ZAIS. ZGP’s share of the reallocation resulting from ZAIS’s repurchase of the membership interests is reflected in the consolidated statements of changes in equity, non-controlling interests and redeemable non-controlling interests as an adjustment to redeemable non-controlling interests and a corresponding adjustment to ZGP equity.

ZAIS repurchased 100% of certain other members’ interests in ZAIS on December 31, 2012 based on a third party valuation of ZAIS. ZAIS also repurchased 100% of a certain member’s interests in ZAIS on December 31, 2013 at an agreed upon purchase price. These repurchases were at prices that were less than the recorded book value of the respective membership interests. The difference was allocated to the remaining members of ZAIS. ZGP’s share of the reallocations resulting from these repurchases is reflected in the consolidated statements of changes in equity, non-controlling interests and redeemable non-controlling interests as an adjustment to redeemable non-controlling interests and a corresponding adjustment to equity.

In January 2014, the Class C membership interests were converted to Class B membership interests. On March 31, 2014, ZAIS Merger LLC, a newly formed Delaware limited liability company (the “Non-Surviving LLC”), of which ZGP was the sole managing member, merged (the “Merger”) with and into ZAIS, with ZAIS continuing as the surviving entity (the “Surviving LLC”) in the Merger. The Merger was effected pursuant to, and in accordance with, an Agreement and Plan of Merger (the “Merger Agreement”), between the Non-Surviving LLC and ZAIS. The Merger Agreement and the Merger were authorized and approved in accordance with the terms of the Operating Agreement by the requisite members of ZAIS acting by written consent. Pursuant to the Merger Agreement, by virtue of the Merger and without any further action on the part of any member of the Company: i) the Operating Agreement was replaced with the Limited Liability Company Agreement dated March 31, 2014, ii) all of the Class A membership interests were converted into all of the limited liability company interests of ZAIS and iii) each Class B membership interest (other than Class B membership interests held by ZGP), and each Class D membership interest, were converted into the right to receive cash consideration in an amount determined as a result of a valuation of ZAIS performed by an independent third party. The aggregate cash consideration paid was approximately $4,600,000 which was less than the recorded book value. The difference was allocated to ZGP as the sole remaining member of ZAIS and is reflected in the consolidated statements of changes in equity, non-controlling interests and redeemable non-controlling interests as an adjustment to redeemable non-controlling interests and a corresponding adjustment to equity. The remaining 84% of the Class B membership interests which were owned by ZGP were cancelled for no consideration. As a result of the Merger, effective April 1, 2014, ZGP became the sole owner of ZAIS.

9

As of December 31, 2014, ZAIS is wholly owned by ZGP. As of December 31, 2013, the total ownership percentages for Class A, Class B, Class C, and Class D interests are 12.34%, 74.02%, 0.47% and 13.17%, respectively. As of December 31, 2012, the total ownership percentages for Class A, Class B, Class C and Class D interests are 12.34%, 72.92%, 0.41%, and 14.33%, respectively.

In an effort to simplify the corporate structure of the Company’s operations, ZAIS Group International LLP transferred, as of August 12, 2014, its business assets, liabilities, operations and staff, as well as its FCA authorization, to a new company named ZAIS Group (UK) Limited. ZAIS Group (UK) Limited is a wholly-owned subsidiary of the Company, and carries out the same roles and functions from the same premises, and with the same personnel, as ZAIS Group International LLP had previously carried out.

Pursuant to a definitive agreement dated September 17, 2014, HF2 Financial Management Inc. (“HF2”), a publicly held company, acquired a majority equity interest in ZGP. The acquisition was completed on March 17, 2015. In connection with the transaction, HF2 invested approximately $78.2 million in ZGP in exchange for newly issued equity interests in ZGP and HF2 was renamed ZAIS Group Holdings, Inc.

The Company’s primary sources of revenues are management fee income, which is based on the amount of ZAIS Managed Entities’ assets under management, and incentive income, which is based on the investment performance of the ZAIS Managed Entities. Accordingly, for any given period, the Company’s revenues will be driven by the combination of assets under management and the investment performance of the ZAIS Managed Entities.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as contained within the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

The Company currently operates as one business segment.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates utilized in preparing the consolidated financial statements are reasonable and prudent, actual results may ultimately differ from those estimates.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of ZGP and its wholly-owned or majority-owned subsidiaries. The consolidated financial statements also include variable interest entities for which the Company is considered the primary beneficiary, and certain entities that are not considered variable interest entities in which the Company has a controlling financial interest. These entities include ZAIS Opportunity Master Fund, Ltd., ZAIS Opportunity Domestic Feeder Fund, LP, ZAIS Opportunity Fund, Ltd., ZAIS Atlas Fund, LP (which was formed in 2013), ZAIS Matrix V-A Cayman Limited (which liquidated in 2012), ZAIS Value-Added Real Estate Fund I, LP and certain CDO vehicles (collectively, the “Consolidated Funds”). The number of CDO vehicles consolidated in the Company’s financial statements for the years ended December 31, 2014, December 31, 2013 and December 31, 2012 was ten, eight and eight, respectively. All intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements reflect the assets, liabilities, investment income, expenses and cash flows of the Consolidated Funds on a gross basis. Except for CDO vehicles, the majority of the economic interests in these funds, which are held by third-party investors, are attributed to the non-controlling interests in the Consolidated Funds. For CDOs, the majority of the economic interests in these vehicles, which are held by outside parties, are reported in notes payable of consolidated CDOs in the accompanying consolidated statements of financial condition. The notes payable issued by the CDOs are backed by diversified collateral asset portfolios consisting primarily of loans or structured debt. In exchange for managing the collateral for the CDOs, the Company earns investment management fees, including, in some cases, subordinated management fees and contingent incentive fees. Substantially all of the management fee income and incentive income earned by the Company from the Consolidated Funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by the non-controlling interests, income allocated to the non-controlling interests has been reduced, and the income allocated to the ZAIS members has been increased by the amounts eliminated, of which ZGP is allocated its pro-rata share as a member of ZAIS. The Company does not recognize any incentive income based on appreciation in the ZAIS Managed Entities until the incentive income is (i) contractually receivable, (ii) fixed or determinable (also referred to as “crystallized”) and (iii) all related contingencies have been removed and collection is reasonably assured, (see policy disclosed under Management Fee Income, Incentive Income, and Other Income). Similarly, for any Consolidated Funds, the corresponding potential incentive expense based on appreciation in the Consolidated Funds has not yet been deducted from the investor capital balances until the above criteria have been met. Therefore, the corresponding potential incentive income based on appreciation in the Consolidated Funds that has not yet been recognized by the Company is included in non-controlling interests in the consolidated financial statements.

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The Consolidated Funds are deemed to be investment companies under U.S. GAAP, and therefore, ZAIS has retained the specialized investment company accounting of these consolidated entities in its consolidated financial statements.

Variable Interest Entities (“VIE”) Model

For entities in which the Company has a variable interest, the Company determines whether, if by design, (i) the entity has equity investors who lack, as a group, the characteristics of a controlling financial interest, (ii) the entity does not have sufficient equity at risk to finance its expected activities without additional subordinated financial support from other parties, (iii) the entity is structured with non-substantive voting rights or (iv) the equity holders do not have the obligation to bear potential losses or the right to receive potential gains. If an entity has at least one of these characteristics, it is considered a VIE, and is consolidated by its primary beneficiary. For entities managed by the Company that qualify for the deferral under ASU 2010-10, Amendments to Statement 167 for Certain Investment Funds (“ASU 2010-10”), the primary beneficiary of these entities that are determined to be VIEs is the party that absorbs a majority of the VIEs’ expected losses or receives a majority of the expected residual returns. For entities managed by the Company that do not qualify for the deferral under ASU 2010-10, the primary beneficiary of these entities is the party that (i) has the power to direct the activities of the entity that most significantly impact the entity’s economic performance; and (ii) has the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the entity. The Company reassesses its initial evaluation of an entity as a VIE upon occurrence of certain reconsideration events.

Voting Interest Entities (“VOE”) Model

For entities where the Company has a variable interest, but are determined not to be a VIE, the Company makes a consolidation determination based on the entity’s legal structure. For corporate structures, including companies domiciled in the Cayman Islands, the Company consolidates those entities in which it has a voting interest of greater than 50% and has control over the significant operating, financial and investing decisions of the entity. For limited partnerships and limited liability companies, the Company consolidates entities in which it is a general partner or managing member, and third-party investors have no substantive rights to participate in the ongoing governance and operating activities or substantive kick-out rights.

The determination of whether an entity is a VIE or a VOE is based on the facts and circumstances for each individual entity.

Non-Controlling Interests

The Company records non-controlling interests of the Consolidated Funds (excluding CDOs) to reflect the economic interests in those funds held by investors other than interests attributable to ZGP. The non-controlling interests within the consolidated statements of financial condition are comprised of: i) redeemable non-controlling interests reported outside of the permanent capital section when investors have the right to redeem their interest and ii) equity attributable to non-controlling interests of Consolidated Funds reported inside the permanent capital section when the investors do not have the right to redeem their interests. Except for CDOs, investors in the Consolidated Funds generally have the right to withdraw their capital after the end of a lock-up period as defined in the respective governing documents. Investors may withdraw their capital prior to the expiration of the lock-up period in certain limited circumstances that are beyond the control of the Company, such as instances in which retaining the equity interest could cause the investor to violate a law, regulation or rule.

In August 2014, the FASB issued ASU 2014-13, Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity (“ASU 2014-13”). The update allows a reporting entity that consolidates a collateralized financing entity (whose financial assets and liabilities are measured at fair value) to measure both the financial assets and the financial liabilities of that collateralized financing entity in its consolidated financial statements using the more observable of the fair value of the financial assets or the fair value of the financial liabilities. Entities are permitted to apply the guidance using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the annual period of adoption. The amendments of ASU 2014-13 are effective for the Company for annual periods and interim periods beginning after December 15, 2015. Early adoption is permitted as of the beginning of an annual period. A reporting entity also may apply the amendments retrospectively to all relevant prior periods beginning with the annual period in which the amendment was initially adopted. The Company has elected to adopt the guidance retrospectively for the annual period beginning January 1, 2012.

Cash and Cash Equivalents

The Company considers highly liquid, short-term interest-bearing instruments of sufficient credit quality with original maturities of three months or less, and other instruments readily convertible into cash, to be cash equivalents. The Company’s deposits with financial institutions may exceed federally insurable limits of $250,000 per institution. The Company mitigates this risk by depositing funds across multiple major financial institutions.

Cash equivalents consist of excess cash that is either swept daily into a money market fund, or into weekly or monthly term deposit accounts to earn short-term interest, or maintained as a short-term deposit. At December 31, 2014 and December 31, 2013, the Company had approximately $2,687,000 and $3,118,000, respectively, invested in money market funds and short-term deposits.

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Investments in Affiliates

U.S. GAAP permits entities to choose to measure certain eligible financial assets, financial liabilities and firm commitments at Fair Value (the “Fair Value Option”), on an instrument-by-instrument basis. The election to use the Fair Value Option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. The Fair Value Option is irrevocable and requires changes in fair value to be recognized in earnings. For the Company’s direct investments in the ZAIS Managed Entities that are not consolidated, and would otherwise be accounted for under the equity method, the Fair Value Option has been elected. In estimating the fair value for financial instruments for which the Fair Value Option has been elected, the Company uses the valuation methodologies as discussed in Note 4.

Investments in operating companies where the Company owns less than 20% and does not have significant influence are carried at cost net of impairment, if any. These operating companies provide data and analytical services, and a boutique special servicing platform for the CMBS market, commercial banks, insurance companies and investment managers. Investments in these operating companies are included in other assets.

Revenue Recognition

The Company has two principal sources of revenues: management fee income and incentive income. These revenues are derived from the Company’s advisory agreements with the ZAIS Managed Entities. Certain investments held by employees, executives and other related parties in the ZAIS Managed Entities are not subject to management fees or incentive fees/allocations.

Management Fee Income, Incentive Income and Other Income

The Company earns management fee income and incentive income for investment advisory services provided to the ZAIS Managed Entities. Such fees are calculated under agreements between the Company and each entity. Management fees are accrued as earned, and are calculated and paid monthly, quarterly or annually, depending on the individual agreements. The Company also accrues revenue as earned for data, funding and analytical services provided to outside parties and affiliated funds.

In addition to the management fee income mentioned above, the Company may earn subordinated management fee income from the CDOs for which the Company acts as collateral manager. The subordinated management fee income is additional revenue earned for the same service, but has a lower priority in the CDO cash flows. The subordinated management fee income is contingent upon the economic performance of the respective CDO’s investments. If the CDO experiences a certain level of investment defaults, these fees may not be paid. There is no recovery by the CDOs of previously paid subordinated fees. The Company recognizes the subordinated management fee income when collection is reasonably assured. When collection is not reasonably assured, the Company recognizes the subordinated management fee income as payments are received.

Incentive income is recognized when it is (i) contractually receivable, (ii) fixed or determinable (also referred to as “crystallized”) and (iii) all related contingencies have been removed and collection is reasonably assured, which generally occurs in the quarter of, or the quarter immediately prior to, the distribution of the income by the ZAIS Managed Entities to ZAIS. The criteria for revenue recognition is typically met only after all contributed capital and the preferred return, if any, on that capital have been distributed to the ZAIS Managed Entities’ investors for vehicles with private equity style fee arrangements, and is typically met only after any profits exceed a high-water mark for vehicles with hedge fund style fee arrangements.

Management fee income and incentive income received by the Company before the above criteria are met are deferred and recorded as deferred revenue, which are included in other liabilities in the consolidated statements of financial condition.

Income and Fees Receivable

Income and fees receivable primarily includes management fee income and incentive income from ZAIS Managed Entities which are accrued as described above, and does not include any allowance for doubtful accounts. The Company did not recognize any bad debt expense for the years ended December 31, 2014, December 31, 2013 and December 31, 2012. The Company believes all income and fee receivable balances are fully collectible.

Employee Compensation and Benefits

Employee compensation and benefits is comprised of salaries, payroll taxes, employer contributions to welfare plans, discretionary and guaranteed cash bonuses and other contractual compensation programs payable to the Company’s employees. The Company generally recognizes employee compensation and benefits over the related service period. On an annual basis, employee compensation and benefits comprise a significant portion of total expenses, with discretionary cash bonuses, guaranteed cash bonuses and other contractual compensation programs generally comprising a significant portion of total employee compensation and benefits.

Under the ZAIS Group, LLC Income Unit Plan (the “Income Unit Plan”), a portion of net operating income of the Company (after making certain adjustments) is due to certain employees of the Company. These amounts are accrued as employee compensation expense in the period incurred. This plan will be terminated with an effective date of December 31, 2014.

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Employee compensation and benefits relating to the issuance of cash-based and equity-based awards to certain employees is measured at fair value on the grant date. Equity-based compensation awards to employees that are settled in shares are classified as equity instruments. The fair value of an equity settled award is determined on the date of grant and is not subsequently remeasured. The Company’s option agreements and the ZAIS Group LLC Limited Liability Company Interest Purchase Plan are classified as equity instruments. Cash settled awards are classified as liabilities and are remeasured to fair value at each balance sheet date as long as the award is outstanding. Changes in fair value are reflected as compensation expense. Compensation expense for awards that vest over a future service period is recognized over the relevant service period on a straight-line basis, adjusted for estimated forfeitures of awards not expected to vest. The compensation expense for awards that do not require future service is recognized immediately. Upon the end of the service period, compensation expense is adjusted to account for actual forfeiture rates. For the years ended December 31, 2014, December 31, 2013 and December 31, 2012, no equity-based awards were granted by the Company. All equity-based awards are related to years prior to 2011.

Employee compensation and benefits also includes compensation directly related to incentive income in the form of percentage interests (also referred to as “Points”) that the Company awards to certain employees associated with the operation and management of certain ZAIS Managed Entities in the form of compensation agreements (“Points Agreements”). Under the Points Agreements, the Company has an obligation to pay certain employees and former employees a fixed percentage of the incentive income earned from the referenced entities, including income from the Consolidated Funds that is eliminated in consolidation. Amounts payable pursuant to these arrangements are recorded as compensation expense when they become probable and reasonably estimable. The determination of when the Points become probable and reasonably estimable is based on the assessment of numerous factors, particularly those related to the profitability, realizations, distribution status, investment profile and commitments or contingencies of certain ZAIS Managed Entities for which Points Agreements have been awarded. Points are expensed no later than the period in which the underlying income is recognized. Payment of the Points generally occurs in the same period the related income is received, but no later than thirty days after receipt. An employee’s right to receive payments related to their Points Agreement is generally subject to at least a partial risk of forfeiture if such employee’s employment with ZAIS ends and there are no vesting provisions.

Fixed Assets

Fixed assets consist of furniture and fixtures, office equipment, leasehold improvements and software, and are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recognized on a straight-line method over the assets’ estimated useful lives, which for leasehold improvements are the lesser of the lease terms or the life of the asset, and three to thirty-nine years for other fixed assets. Fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The costs associated with maintenance and repairs are recorded as other operating expenses when incurred.

Goodwill

Goodwill of approximately $2,669,000 resulted from the acquisition by ZGP of membership interests in ZAIS from the Strategic Investor in December of 2012. The goodwill is carried at cost and is included in other assets in the consolidated statements of financial condition. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that a potential impairment may have occurred. The testing of goodwill for impairment is initially based on a qualitative assessment to determine if it is more likely than not that the fair value of the goodwill is less than the carrying value. If facts indicate that it is more likely than not that an impairment may exist, a two-step quantitative assessment is conducted to (a) calculate the fair value of the goodwill and compare it to the carrying value, and (b) if the carrying value exceeds its fair value, the difference is recognized as an expense in the period in which the impairment occurs.

No impairment was recorded for the periods presented.

Foreign Currency Translation Gains/Losses

Assets and liabilities of the foreign subsidiaries of ZAIS having non-U.S. dollar functional currencies are translated at exchange rates prevailing at the end of each reporting period. Results of foreign operations are translated at the weighted-average exchange rate for each reporting period. Translation adjustments are included as a component of accumulated other comprehensive income (loss) until realized. Gains or losses resulting from foreign currency transactions are included in general, administrative and other in the consolidated statements of comprehensive income.

Income Taxes

The Company is a limited liability company treated as a partnership for United States tax purposes and, as such, does not incur any United States income tax liability. Taxable income of the Company is generally allocated among the respective members of the Company pro rata in accordance with their capital accounts and all United States income tax liabilities are incurred directly by the Company’s members. However, the consolidated foreign subsidiaries of the Company are subject to foreign national and local income taxes in their respective jurisdictions.

In accordance with U.S. GAAP, the income taxes of all entities within the group that are subject to income tax are accounted for under the asset and liability method. Deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. DTAs and DTLs are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on DTAs and DTLs of a change in tax rates is recognized in income in the period that includes the enactment date.

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In accordance with U.S. GAAP requirements regarding accounting for uncertainties in income taxes, management has analyzed the Company’s tax positions taken or expected to be taken on federal, state and foreign income tax returns for all open tax years for respective tax jurisdictions, and has determined that no provision for income tax, penalties or interest related to uncertain tax positions is required in the Company’s consolidated financial statements. Open tax years are those that are open for exam by the respective taxing authorities. The Company is no longer subject to United States or United Kingdom tax examinations with respect to such returns for tax years before 2011. There is no statute of limitations with respect to the Company’s tax filing in China. The Company is not aware of any tax examinations in China. As of December 31, 2014, December 31, 2013 and December 31, 2012, the Company did not have any unrecognized tax benefits.

Policies of Consolidated Funds

Certain ZAIS Managed Entities, in which the Company has only a minor ownership interest or no ownership interest, are consolidated in the Company’s consolidated financial statements. The majority ownership interests in the Consolidated Funds are held by the investors in the Consolidated Funds, and these interests are included in non-controlling interests in the consolidated statements of financial condition. The management fees and incentive income from the Consolidated Funds are eliminated in consolidation, and the income allocated to the ZAIS members has been increased by the amounts eliminated.

The Consolidated Funds are considered investment companies for U.S. GAAP purposes. Pursuant to specialized accounting guidance for investment companies, and the retention of that guidance in the Company’s consolidated financial statements, the investments held by the Consolidated Funds are reported at their fair values.

Restricted Cash

Restricted cash represents the Consolidated Funds’ cash held by counterparties as collateral against the Consolidated Funds’ derivatives. Cash held by counterparties as collateral is not available to the Consolidated Funds for general operating purposes, but may be applied against amounts due to derivative or securities repurchase agreement counterparties or returned to the Consolidated Funds when the collateral requirements are exceeded or at the maturity of the derivatives or securities repurchase agreements.

Due to Broker

Due to broker represents the Consolidated Funds’ payable to a broker for unsettled purchases as of December 31, 2014.

Investments at Fair Value

Investments and investments in affiliated securities are held at fair value. See Note 4 for information regarding the valuation of these assets.

Notes Payable of Consolidated CDOs

The Notes Payable of Consolidated CDOs are measured using the fair value of the financial assets, as further described in Note 4.

The Company’s consolidated net income (loss) reflects the Company’s own economic interests in the CDOs, including (1) changes in the fair value of the beneficial interests retained by the Company and (2) beneficial interests that represent compensation for services.

Securities Sold, Not Yet Purchased

The Consolidated Funds may enter into short sales whereby a security is sold that it does not own in anticipation of a decline in the value of that security. To enter a short sale, the Consolidated Funds may need to borrow the security for delivery to the buyer. On each day the short sale is open, the liability for the obligation to replace the borrowed security is marked to market, and an unrealized gain or loss equal to the difference between the price at which the security was sold and the cost of replacing the security is recorded. The liability in respect to securities sold short traded on an exchange is stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market, and listed securities, for which no sale was reported on that date, are stated at the last quoted ask price. While the transaction is open, the Consolidated Funds will also incur an expense for any accrued interest payable to the lender of that security and for borrowing charges for certain positions. A gain or loss is realized and included within net gains of the Consolidated Funds’ investments in the consolidated statements of comprehensive income.

Redemptions Payable

The Consolidated Funds recognize investor redemptions as liabilities when the amount requested in the redemption notice becomes fixed and determinable. Net assets related to redemption notices received for which the dollar amount is not fixed will remain in the net assets of the Consolidated Funds until the amount is determined. As a result, redemptions paid after the end of a reporting period, but based upon capital balances as of the end of the respective reporting period that the redemption relates to are reflected as redemptions payable. As of December 31, 2013, the redemption payable was $46,029,000. There were no such payable at December 31, 2014.

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Income of Consolidated Funds

Investment transactions are recorded on a trade-date basis. Realized gains and losses on investment transactions are determined on the specific-identification basis.

Dividends received on equity tranches of structured products are recorded upon receipt and adjusted for any return of capital using the effective interest rate method over the lives of such securities. Interest income is recorded on the accrual basis. Any discounts and premiums on fixed income securities purchased are accreted or amortized into income or expense using the effective interest rate method over the lives of such securities. The effective interest rates are calculated using projected cash flows, including the impact of paydowns on each of the aforementioned securities. Any paydown gains and losses are presented as an adjustment to interest income.

Derivative Instruments

The Consolidated Funds may, from time to time, acquire assets or liabilities that protect against adverse movements in interest rates or credit performance (each a “Hedge Agreement”) with counterparties. The Consolidated Funds and the counterparty to the Hedge Agreement agree to make periodic payments on a specified notional amount. The payments can be made for a set period of time, or may be triggered by a pre-determined credit event. The periodic payments may be based on a fixed or variable interest rate; the change in fair value of a specified security, basket of securities or index; or the return generated by a security. The consolidated CDOs also have a portfolio of credit default swaps which are utilized to obtain synthetic exposure to credit risk. These swaps are used as trading instruments, and not for hedging purposes.

The Consolidated Funds recognize all derivatives as assets or liabilities in the consolidated statements of financial condition at fair value. Changes in fair value are recognized in the consolidated statements of comprehensive income.

In connection with their derivative activities, the Consolidated Funds have elected not to offset fair value amounts recognized for cash collateral against fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting arrangement. At December 31, 2014 and December 31, 2013, the Consolidated Funds have cash collateral receivables of approximately $30,265,000 and $160,004,000, respectively with counterparties under the same master netting arrangement and is included in restricted cash in the consolidated statements of financial condition.

Income Taxes

The Consolidated Funds are generally not subject to U.S. federal and state income taxes and, consequently, no income tax provision has been made in the accompanying consolidated financial statements because individual investors are responsible for taxes on their proportionate share of the taxable income.

New Accounting Pronouncements

In February 2015, the FASB issued ASU 2015-02 Consolidation (Topic 810): Amendments to the Consolidation  Analysis (“ASU 2015-02”).  ASU 2015-02 rescinds the 2010 indefinite deferral of ASU 2010-10 for certain investment funds, including mutual funds, hedge funds, mortgage real estate investment funds, private equity funds, and venture capital funds, and amends the pre-existing guidance for evaluating consolidation of voting general partnerships and similar entities. ASU 2015-02 also amends the criteria for determining whether an entity is a VIE under FAS 167, which could affect whether an entity is within its scope. Accordingly, all legal entities are subject to reevaluation under the revised consolidation model. Specifically, ASU 2015-02: 1) Modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or VOEs 2) Eliminates the presumption that a general partner should consolidate a limited partnership 3) Affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships 4) Provides a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.  The amendments are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact, if any, that these updates will have on its consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, Disclosures About Offsetting Assets and Liabilities (“ASU 2011-11”), which created new disclosure requirements about the nature of an entity’s rights of setoff and related arrangements associated with its financial instruments and derivative instruments. In January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures About Offsetting Assets and Liabilities (“ASU 2013-01”), that provides clarification about which instruments and transactions are subject to ASU 2011-11. The adoption of ASU 2011-11 and ASU 2013-01 on January 1, 2013 did not have a material impact on the Company’s consolidated financial statements.

In June 2013, the FASB issued ASU 2013-08, Financial Services — Investment Companies (Topic 94 ): Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). ASU 2013-08 provides additional guidance on the characteristics necessary to qualify as an investment company. The Company currently consolidates entities that are investment companies and retains the specialized accounting for those investment companies in its consolidated financial statements. The guidance in ASU 2013-08 is effective for the Company beginning on January 1, 2014. The Company does not expect the adoption of this guidance to change the status of the Company’s investment companies, or have a material impact on the Company’s consolidated financial statements.

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In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014 09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 —  Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout the ASC. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Entities are permitted to apply the guidance in ASU 2014-09 using one of the following methods: (1) full retrospective application to each prior period presented, or (2) modified retrospective application with a cumulative effect adjustment to opening retained earnings in the annual reporting period that includes that date of initial application. The requirements of ASU 2014-09 are effective for the Company beginning in the first quarter of 2017. The Company is currently evaluating the impact, if any, that these updates will have on its consolidated financial statements.

3. Investments in Affiliates

The Company applied the Fair Value Option to its direct investments in the ZAIS Managed Entities that are not consolidated, and would have otherwise been subject to the equity method of accounting. At December 31, 2014 and December 31, 2013, the fair value of these investments was approximately $104,000 and $174,000, respectively. For the years ended December 31, 2014, December 31, 2013 and December 31, 2012, the Company recorded unrealized gains of approximately $3,000, $32,000 and $218,000, respectively, associated with the investments still held at the end of each respective period. Such amounts are included in net loss on investments in the consolidated statements of comprehensive income.

At December 31, 2014 and December 31, 2013, no equity investment, individually or in the aggregate, held by the Company exceeded 10% of the total consolidated assets or income. As such, the Company did not present separate or summarized financial statements for any of its investees.

4. Fair Value of Investments

The Company follows the fair value measurement and disclosure guidance under U.S. GAAP, which establishes a hierarchical disclosure framework. This framework prioritizes and ranks the level of market price observability used in measuring investments at fair value. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. In all cases, an instrument’s level within the hierarchy is based upon the market pricing transparency of the instrument and does not necessarily correspond to the Company’s perceived risk or liquidity of the instrument.

Assets and liabilities that are measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 — Quoted prices are available in active markets for identical investments as of the reporting date. Assets and liabilities included in Level 1 include listed securities. As required in the fair value measurement and disclosure guidance under U.S. GAAP, the Company does not adjust the quoted price for these investments. The hierarchy gives highest priority to Level 1.

Level 2 — Fair value is determined based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly as of the reporting date. This category may include inputs in markets that are not considered to be active. Assets and liabilities which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives, including foreign exchange forward contracts.

Level 3 — Fair value is determined based on inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value require significant management judgment or estimation and the Company may use models or other valuation methodologies to arrive at fair value. Investments that are included in this category generally include distressed debt, less liquid corporate debt securities, non-investment grade residual interests in securitizations, collateralized debt obligations and certain derivative contracts. The hierarchy gives the lowest priority to Level 3.

The Company measures the fair value of its investments in affiliated funds and securities at the net asset value per share (or its equivalent) (“NAV”). When the Company has the ability to redeem its investment at its NAV at the measurement date, the Company classifies the investment as Level 2. If the Company cannot redeem its investment at its NAV as of the measurement date but the investment may be redeemable at a future date, the Company considers the length of time until the investment will become redeemable in determining whether to classify the investment as Level 2 or Level 3.

The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires significant judgment and considers factors specific to the investment.

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Investments where there is an absence or lack of significant observable inputs or that requires significant judgment on the part of the Company are generally classified within Level 3 of the hierarchy. Level 3 investments are fair valued using inputs including contractual terms, market prices, yield curves, credit curves, volatility measure, and recovery rates depending on the instrument.

The Company has established a valuation process that applies for all levels of investments in the valuation hierarchy to ensure that the valuation techniques are consistent and verifiable. The valuation process includes discussions between the valuation team, portfolio management team and the valuation committee (the “Committee”). The Committee consists of senior members of the Company and is co-chaired by the Chief Risk Officer and Chief Financial Officer of the Company. The Committee meets, at least quarterly, to review the results of the valuation process and provides the management committee of the Company with periodic reports. The Committee is responsible for oversight and review of the written valuation policies and procedures and ensuring that they are applied consistently.

The Company determines the fair value of its holdings after giving consideration to one or more of the following inputs: broker quotes (if available), market rates of interest, general economic conditions, economic conditions in particular industries, the condition of financial markets, the financial condition of the issuers, recent trading activity and other information that the Company, in its commercially reasonable business judgment, deems material in determining the fair value. Because of the inherent uncertainty of such valuation, the fair values established for the Company’s holdings may differ from the values that would have been used had a ready market for these securities existed.

The Company utilizes proprietary modeling analysis to support the independent third party broker quotes selected to determine the fair value of investments.

The lack of an established, liquid secondary market for some of the Company’s holdings may have an adverse effect on the market value of those holdings and on the Company’s ability to dispose of them. Additionally, the public markets for the Company’s holdings may experience periods of volatility and periods of reduced liquidity and the Company’s holdings may be subject to certain other transfer restrictions that may further contribute to illiquidity. Such illiquidity may adversely affect the price and timing of liquidations of the Company’s holdings.

The following is a description of the valuation techniques used to measure fair value and the classification of these instruments pursuant to the fair value hierarchy:

Investments

The fair value of investments in CDOs, RMBS and CMBS, corporate bonds and asset-backed securities (“ABS”), are generally determined using broker quotes in combination with observed trading activity and by the use of proprietary valuation models. Generally, the investments are valued monthly. The Company generally receives one to four broker quotes for each security, depending on the type of security being valued. These broker quotes are generally non-binding or indicative in nature. The Company verifies that these broker quotes are reflective of fair value as defined in U.S. GAAP, generally by monitoring trading activity in the markets for the various asset classes traded by the Company and by other market participants during the prior month. The Company utilizes proprietary modeling analysis to support the independent third party broker quotes selected to determine the fair value of investments. The Company then selects the closest broker quote that corresponds to the model output. Historically, the Company has only adjusted a small number of broker quotes when used in determining final valuations for securities as a result of these procedures.

Commercial real estate is valued based on obtaining annual appraisals from leading independent real estate valuation firms, discounted cash flows and or comparable sales.

To the extent broker quotes are not available, or deemed unreliable, the methods and procedures to value these investments may include, but are not limited to: obtaining and using other additional broker quotes deemed reliable; using independent pricing services; performing comparisons with prices of comparable or similar securities; obtaining valuation-related information from the issuers; calculating the present value of future cash flows or by assessing other analytical data and information relating to these investments that is an indication of their value using unobservable inputs.

The significant unobservable inputs used in the fair value measurement of the Company’s investments that are not valued using broker quotes are constant prepayment rates, constant default rates, delinquency rates, security ratings, discount rates, credit spreads, comparability adjustments, and yields. Significant increases (decreases) in these inputs in isolation would be expected to result in a significantly lower (higher) fair value measurement.

Credit Default Swaps

A credit default swap contract is an agreement between a Consolidated Fund and a counterparty where one party to the contract either buys protection (short the underlying credit) or sells protection (long the underlying credit) on an index or subset of an index or a single tranche of an index or a single name entity. The buyer of protection pays a fixed coupon in exchange for receiving one or more payments by the other party upon the occurrence of certain credit triggering events related to the specified instrument. The seller of protection receives a fixed coupon as compensation for making one or more payments upon the occurrence of certain triggering events.

An index or a single name entity trading at a premium (price is above par) is one in which the current spread is tighter (lower) than the stated coupon, and so the buyer of protection will receive upfront the current premium to par and pays the stated coupon going forward. An index or a single name entity trading at a discount (price is below par) is one in which the current spread is wider (higher) than the stated coupon, and so the buyer of protection will pay upfront the current discount to par and pay the stated coupon going forward. On a tranche trade, the buyer may pay upfront points which represent the present value of expected future cash flows of the tranche and/or may pay a running coupon on the tranche. The credit default swap contracts are marked to market based upon the valuation policies previously discussed. Changes in the value of the credit default swap contracts are reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

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Interest Rate Swaps

An interest rate swap is an agreement between a Consolidated Fund and a counterparty to exchange periodic interest payments where one party to the contract makes a fixed rate payment in exchange for a floating rate payment from the other party. The dollar amount each party pays is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal (notional amount). No principal (notional amount) is exchanged between the two parties at trade initiation date. Only interest payments are exchanged. The contract is marked to market based upon valuation policies previously discussed. Changes in the value of the contract are reported in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

Options

The Consolidated Funds are authorized to purchase or write options. When the Consolidated Funds purchase an option, an amount equal to the premium paid is reflected as an asset. The amount of the asset is subsequently marked to market to reflect the current value of the option purchased and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income. When the Consolidated Funds write an option, an amount equal to the premium received is reflected as a liability. The amount of the liability is subsequently marked to market to reflect the current value of the option written and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income. When an option is exercised, the related premium paid (or received) is added to (or subtracted from) the gain or loss recognized on the transaction. When an option expires (or the Consolidated Funds enter into a closing transaction), the Consolidated Fund realizes a gain (loss) on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received). Written and purchased options are non-income producing investments.

Swaptions

The Consolidated Funds may write swaption contracts (“Swaptions”) to manage exposure to fluctuations in interest rates and credit spreads and to enhance portfolio yield. Swaptions written by the Consolidated Funds represent an option that gives the purchaser the right, but not the obligation, to enter into a previously agreed upon swap contract on a future date. If a written call Swaption is exercised, the writer will enter into a swap and is obligated to pay a fixed rate of interest and receive a floating rate of interest or receive protection payments on a credit index in exchange. If a written put Swaption is exercised, the writer will enter into a swap and is obligated to pay a floating rate of interest or make protection payments on a credit index and receive a fixed rate in exchange. Swaptions are marked to market based upon quotations from market makers, and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income. When the Consolidated Funds write a Swaption, the premium received is recorded as a liability and is subsequently adjusted to the current fair value of the Swaption. A gain or loss is recognized when Swaptions expire or are closed. Premiums received from writing Swaptions that expire are treated by the Consolidated Funds as realized gains from Swaptions written. The difference between the premium and the amount paid on effecting a closing purchase transaction is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchase, as a realized loss. The Consolidated Funds bear the market risk on Swaptions arising from any change in index values or interest rates.

Total Return Swap

A total return swap contract is an agreement between the Consolidated Funds and a counterparty to exchange the return on a security for a floating rate index plus a spread. The return on the security includes income such as coupons and the change in its value. The total return swap contracts are marked to market based upon quotations from market makers, and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

Foreign Exchange Forward Contracts

The Consolidated Funds are authorized to enter into foreign exchange forward contracts as a hedge against specific transactions or portfolio positions. A foreign exchange forward contract is marked to reflect the current value of the contract, based upon quoted market prices, and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

Cashflow Swap

A cashflow swap contract is an agreement between the Consolidated Funds and a counterparty, whereby the counterparty will fund a portion of the amounts payable on certain CDO notes payable or certain other derivative contracts if the cash flows from the underlying investments are insufficient to pay such amounts. The cashflow swap contracts are marked to market based upon quotations from market makers, and the change in fair value is reported as net change in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

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Notes Payable of Consolidated CDOs

In accordance with ASU 2014-13, the Company can elect to measure both the financial assets and the financial liabilities of the CDOs in its consolidated financial statements using the more observable of the fair value of the financial assets or the fair value of the financial liabilities. The Notes Payable of Consolidated CDOs’ are measured using the fair value of the financial assets.

Upon adoption of ASU 2014-13, the notes are measured as (1) the sum of the fair value of the financial assets and the carrying value of any nonfinancial assets held temporarily, less (2) the sum of the fair value of any beneficial interests retained by the Company (other than those that represent compensation for services) and the Company’s carrying value of any beneficial interests that represent compensation for services.

Investment in Affiliates

Under U.S. GAAP, the Company is permitted, as a practical expedient, to estimate the fair value of its investments in other investment companies using the NAV (or its equivalent) of the investment company. Accordingly, the Company utilizes the practical expedient in valuing its investments in the unconsolidated ZAIS Managed Entities, which is an amount equal to the sum of the Company’s proportionate interest in the capital accounts of the affiliated funds at fair value. The fair value of the assets and liabilities of the ZAIS Managed Entities are determined by the Company in accordance with its valuation policies described above. The resulting net gains or losses on investments are included in net loss on investments in the consolidated statements of comprehensive income.

At December 31, 2014 and December 31, 2013, the Company held investments in one unconsolidated ZAIS Managed Entity. The valuation of the investments in these entities represents the amount the Company would receive at December 31, 2014 and December 31, 2013, respectively, if it were to liquidate its investments in the funds. The Company has the ability to liquidate its investments according to the provisions of the respective funds’ agreements.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis within the fair value hierarchy levels at December 31, 2014:

	December 31, 2014
	(Dollars in thousands)
	Level 1	Level 2	Level 3	Total
Assets, at fair value
Investments in affiliates
Funds	$—	$104	$—	$104
Investments, at fair value
Collateralized debt obligations	—	—	359,211	359,211
Commercial mortgage-backed securities	—	—	4,535	4,535
Corporate bonds	—	7,857	—	7,857
Residential mortgage-backed securities	—	—	78,275	78,275
Asset-backed securities and other	—	—	63,174	63,174
High yield corporate loans	—	—	613,685	613,685
Total investments, at fair value	—	7,857	1,118,880	1,126,737
Investments in affiliated securities, at fair value
Funds	—	31,457	—	31,457
Derivative assets, at fair value
Options	—	56	—	56
Forward currency contracts	—	3,794	—	3,794
Credit default swaps	—	—	2,798	2,798
Total derivative assets, at fair value	—	3,850	2,798	6,648
Total assets, at fair value	$—	$43,268	$1,121,678	$1,164,946
Liabilities, at fair value
Notes payable of consolidated CDOs, at fair value
Notes payable of consolidated CDOs	$—	$—	$749,719	$749,719
Securities sold, not yet purchased
Corporate bonds	—	19,308	—	19,308
Derivative liabilities, at fair value
Credit default swaps	—	—	5,399	5,399
Cashflow swaps	—	386	—	386
Total derivative liabilities, at fair value	—	386	5,399	5,785
Total liabilities, at fair value	$—	$19,694	$755,118	$774,812

19

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis within the fair value hierarchy levels at December 31, 2013:

	December 31, 2013
	(Dollars in thousands)
	Level 1	Level 2	Level 3	Total
Assets, at fair value
Investments in affiliates
Funds	$—	$174	$—	$174
Investments, at fair value
Collateralized debt obligations	—	—	707,718	707,718
Commercial mortgage-backed securities	—	—	6,738	6,738
Corporate bonds	—	26,411	—	26,411
Residential mortgage-backed securities	—	—	63,091	63,091
Asset-backed securities and other	—	—	95,281	95,281
Total investments, at fair value	—	26,411	872,828	899,239
Investments in affiliated securities, at fair value
Funds	—	23,272	—	23,272
Collateralized loan obligations	—	—	26,460	26,460
Total investments in affiliated securities	—	23,272	26,460	49,732
Derivative assets, at fair value
Options	1,167	—	—	1,167
Swaptions	—	6,702	—	6,702
Total return swaps	—	—	2,727	2,727
Credit default swaps	—	—	2,300	2,300
Total derivative assets, at fair value	1,167	6,702	5,027	12,896
Total assets, at fair value	$1,167	$56,559	$904,315	$962,041
Liabilities, at fair value
Notes payable of consolidated CDOs, at fair value
Notes payable of consolidated CDOs	$—	$—	$730,348	$730,348
Securities sold, not yet purchased
Corporate bonds	—	14,693	—	14,693
Derivative liabilities, at fair value
Credit default swaps	—	—	20,187	20,187
Cashflow swaps	—	1,769	—	1,769
Foreign exchange forward contracts	—	106	—	106
Total derivative liabilities, at fair value	—	1,875	20,187	22,062
Total liabilities, at fair value	$—	$16,568	$750,535	$767,103

20

The following table summarizes the changes in the Company’s Level 3 assets and liabilities for the year ended December 31, 2014:

	December 31, 2014
	(Dollars in thousands)
	Beginning Balance January 1, 2014	Purchases/ Issuances	Sales/ Redemptions/ Settlements	Total Realized and Unrealized Gains/Losses	Transfers to (from) Level 3	Ending Balance December 31, 2014	Change in Unrealized Gains/Losses Relating to Assets and Liabilities Still Held
Collateralized debt obligations	$707,718	$112,518	$(461,995)	$970	$—	$359,211	$(47,146)
Commercial mortgage-backed securities	6,738	2,862	(5,424)	359	—	4,535	(116)
Residential mortgage-backed securities	63,091	32,391	(21,545)	4,338	—	78,275	461
Asset-backed securities and other	95,281	63,295	(113,524)	18,122	—	63,174	1,847
High yield corporate loans	-	782,501	(160,810)	(8,006)	—	613,685	(7,285)
Collateralized loan obligations	26,460	14,500	(39,000)	(1,960)	—	—	—
Total return swaps	2,727	—	(110)	(2,617)	—	—	—
Credit default swaps	2,300	3,245	(3,912)	1,165	—	2,798	550
Total assets, at fair value	$904,315	$1,011,312	$(806,320)	$12,371	$—	$1,121,678	$(51,689)
Notes payable of consolidated CDOs	$730,348	$635,315	$(510,600)	$(105,344)	$—	$749,719	$(74,344)
Total return swaps	—	—	(196)	196	—	—	—
Credit default swaps	20,187	26,197	(22,391)	(18,594)	—	5,399	(2,359)
Total liabilities, at fair value	$750,535	$661,512	$(532,795)	$(124,134)	$—	$755,118	$(76,703)

The following table summarizes the changes in the Company’s Level 3 assets and liabilities for the year ended December 31, 2013:

	December 31, 2013
	(Dollars in thousands)
	Beginning Balance January 1, 2013	Purchases/ Issuances	Sales/ Redemptions/ Settlements	Total Realized and Unrealized Gains/Losses	Transfers to (from) Level 3	Ending Balance December 31, 2013	Change in Unrealized Gains (Losses) Relating to Assets and Liabilities Still Held
Collateralized debt obligations	$1,230,546	$108,411	$(650,091)	$18,852	$—	$707,718	$(31,911)
Commercial mortgage-backed securities	5,297	—	(2,535)	3,976	—	6,738	3,434
Residential mortgage-backed securities	23,594	73,731	(39,619)	5,385	—	63,091	6,280
Asset-backed securities and other	108,773	14,551	(45,053)	17,010	—	95,281	26,869
Collateralized loan obligations	—	24,500	—	1,960	—	26,460	—
Total return swaps	2,677	—	—	50	—	2,727	50
Credit default swaps	2,779	2,872	(4,326)	975	—	2,300	2,396
Total assets, at fair value	$1,373,666	$224,065	$(741,624)	$48,208	$—	$904,315	$7,118
Notes payable of consolidated CDOs	$1,043,359	$—	$(373,333)	$60,322	$—	$730,348	$(66,985)
Total return swaps	—	—	(69)	69	—	—	—
Credit default swaps	52,608	9,171	(15,907)	(25,685)	—	20,187	27,136
Total liabilities, at fair value	$1,095,967	$9,171	$(389,309)	$34,706	$—	$750,535	$(39,849)

21

The Company records transfers between Level 1, Level 2 and Level 3, if any, at the beginning of the period.

There were no transfers between Level 1, Level 2 and Level 3 during the years ended December 31, 2014 and December 31, 2013.

The tables below summarize information about the significant unobservable inputs used in determining the fair value of the Level 3 assets and liabilities held by the Consolidated Funds at December 31, 2014 and December 31, 2013:

Investment Type	Fair Value at December 31, 2014	Valuation Techniques	Unobservable Input	Amount/ Percentage	Min	Max	Weighted Average
(Dollars in thousands)
Investments, at fair value
Collateralized debt obligations	$59,623	Discounted cash flow model	Discount margin (bps)		253	2,138	776
			Constant prepayment rate		10%	35%	N/A
			Constant default rate		0%	4%	N/A
			Loss severity		30%	70%	N/A
			Reinvestment price	100
			Reinvestment spread	3.75%
Collateralized debt obligations	299,588	Broker quoted	Not applicable.
Commercial mortgage-backed securities	4,535	Broker quoted	Not applicable.
Residential mortgage-backed securities	17,085	Discounted cash flow model	Discount margin (bps)		308	1,975	666
			Constant prepayment rate		1%	28%	10%
			Constant default rate		0%	22%	3%
			Loss severity		0%	150%	78%
Residential mortgage-backed securities	61,190	Broker quoted	Not applicable.
Asset-backed securities and other	63,174	Broker quoted	Not applicable.
High yield corporate loans	613,685	Broker quoted	Not applicable.
Derivative assets, at fair value
Credit default swaps	2,798	Broker quoted	Not applicable.
Total assets, at fair value	$1,121,678
Notes payable of consolidated CDOs, at fair value
Notes payable of consolidated CDOs	$749,719	ASU 2014-13(2)	Not applicable.
Derivative liabilities, at fair value
Credit default swaps	5,399	Broker quoted	Not applicable.
Total liabilities, at fair value	$755,118

(1)	Weighted Average Constant Prepayment Rate, Weighted Average Constant Default Rate and Weighted Average Loss Severity are flat percentages applied to the respective assets to project future cash flows.

(2)	Valued per ASU 2014-13 as described in Note 2

22

Investment Type	Fair Value at December 31, 2013	Valuation Techniques	Unobservable Input	Amount/ Percentage	Min	Max	Weighted Average
(Dollars in thousands)
Investments, at fair value
Collateralized debt obligations	$69,112	Discounted cash flow model	Discount margin (bps)		345	1,195	837
			Constant prepayment rate		35%	35%	N/A	(1)
			Constant default rate		0%	4%	N/A	(1)
			Loss severity		35%	70%	N/A	(1)
			Reinvestment price	100
			Reinvestment spread	3.50%
Collateralized debt obligations	638,606	Broker quoted	Not applicable.
Commercial mortgage-backed securities	6,738	Broker quoted	Not applicable.
Residential mortgage-backed securities	5,278	Discounted cash flow model	Discount margin (bps)		324	2,634	624
			Constant prepayment rate		0%	18%	8%
			Constant default rate		0%	12%	5%
			Loss severity		0%	150%	40%
Residential mortgage-backed securities	57,813	Broker quoted	Not applicable.
Asset-backed securities and other	95,281	Broker quoted	Not applicable.
Investments in affiliated securities
Collateralized loan obligations	26,460	Broker quoted	Not applicable.
Derivative assets, at fair value
Total return swaps	2,727	Broker quoted	Not applicable.
Credit default swaps	2,300	Broker quoted	Not applicable.
Total assets, at fair value	$904,315
Notes payable of consolidated CDOs, at fair value
Notes payable of consolidated CDOs	$730,348	ASU 2014-13(2)	Not applicable.
Derivative liabilities, at fair value
Credit default swaps	20,187	Broker quoted	Not applicable.
Total liabilities, at fair value	$750,535

(1)	Weighted Average Constant Prepayment Rate, Weighted Average Constant Default Rate and Weighted Average Loss Severity are flat percentages applied to the respective assets to project future cash flows.

(2)	Valued per ASU 2014-13 as described in Note 2

23

5. Derivatives

In the normal course of business, the Consolidated Funds utilize derivative contracts in connection with their proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Consolidated Funds’ derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit and foreign currency exchange rate and equity price risks. In addition to its primary underlying risks, the Consolidated Funds are also subject to additional counterparty risks due to the inability of their counterparties to meet the terms of their contracts.

The Consolidated Funds may enter into various swap contracts, including currency swaps, interest rate swaps, total return swaps and credit default swaps, as part of their investment strategies, to hedge against unfavorable changes in the value of investments, and to protect against adverse movements in interest rates or credit performance with counterparties. Generally, a swap contract is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified notional amount of the underlying assets. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

During the term of the swap contract, changes in fair value are recognized as a net unrealized gain (loss) by marking the contracts at fair value. Additionally, the Consolidated Funds record a realized gain (loss) when a swap contract is terminated, and when periodic payments are received or made at the end of each measurement period.

The fair value of open swaps reported in the consolidated statements of financial condition may differ from what would be realized in the event the Consolidated Funds terminated their positions in the contracts. Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the aggregate fair value of swap contracts in an unrealized gain position, as well as any collateral posted with the counterparty. The risk is mitigated by having a master netting arrangement between the Consolidated Funds and the counterparty and by the posting of collateral by the counterparty to the Consolidated Funds to cover the Consolidated Funds’ exposure to the counterparty. As discussed in Note 2 to the consolidated financial statements, the Consolidated Funds have elected not to offset fair value amounts. Therefore, the Consolidated Funds consider the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in the fair value of the underlying investments.

The following tables quantify the volume of the Consolidated Funds’ derivative activity, recorded within assets and liabilities in the consolidated statements of financial condition, at December 31, 2014 and December 31, 2013, through a disclosure of notional amounts, in comparison with the fair value of those derivatives. All notional and fair value amounts are disclosed on a gross basis, prior to counterparty and cash collateral netting:

	December 31, 2014
	(Dollars and notional amounts in thousands)
	Derivative Assets			Derivative Liabilities
Primary Underlying Risk	Financial Statement Location	Notional	Fair Value	Financial Statement Location	Notional	Fair Value
Interest rate contracts	Derivative assets, at fair value	—	$—	Derivative liabilities, at fair value	201,612	$386
Credit contracts	Derivative assets, at fair value	72,265	2,798	Derivative liabilities, at fair value	180,172	5,399
Equity contracts	Derivative assets, at fair value	—	—	Derivative liabilities, at fair value	—	—
Foreign exchange contracts	Derivative assets, at fair value	201,400	3,850	Derivative liabilities, at fair value	—	—
Gross derivative instruments		273,665	$6,648		381,784	$5,785

	December 31, 2013
	(Dollars and notional amounts in thousands)
	Derivative Assets			Derivative Liabilities
Primary Underlying Risk	Financial Statement Location	Notional	Fair Value	Financial Statement Location	Notional	Fair Value
Interest rate contracts	Derivative assets, at fair value	1,310,000	$6,702	Derivative liabilities, at fair value	441,219	$1,769
Credit contracts	Derivative assets, at fair value	203,301	5,027	Derivative liabilities, at fair value	296,995	20,187
Foreign exchange contracts	Derivative assets, at fair value	200,000	1,167	Derivative liabilities, at fair value	3,700	106
Gross derivative instruments		1,713,301	$12,896		741,914	$22,062

24

The following tables identify the net realized gains (losses) and change in unrealized gains/losses on derivative contracts included within net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income for the years ended December 31, 2014, December 31, 2013 and December 31, 2012:

	Year Ended December 31, 2014
	(Dollars in thousands)
Primary Underlying Risk	Realized Gains (Losses)	Change in Unrealized Gains/Losses	Total
Interest rate contracts	$(4,011)	$112	$(3,899)
Credit contracts	1,188	14,319	15,507
Equity contracts	—	—	—
Foreign exchange contracts	176	2,789	2,965
Total	$(2,647)	$17,220	$14,573

	Year Ended December 31, 2013
	(Dollars in thousands)
Primary Underlying Risk	Realized Gains (Losses)	Change in Unrealized Gains/Losses	Total
Interest rate contracts	$5,205	$(1,067)	$4,138
Credit contracts	(9,798)	(32,087)	(41,885)
Equity contracts	—	—	—
Foreign exchange contracts	(1,763)	2,722	959
Total	$(6,356)	$(30,432)	$(36,788)

	Year Ended December 31, 2012
	(Dollars in thousands)
Primary Underlying Risk	Realized Gains (Losses)	Change in Unrealized Gains/Losses	Total
Interest rate contracts	$(597)	$(7,458)	$(8,055)
Credit contracts	(7,000)	(70,785)	(77,785)
Equity contracts	—	—	—
Foreign exchange contracts	(605)	—	(605)
Total	$(8,202)	$(78,243)	$(86,445)

At December 31, 2014 and December 31, 2013, the Consolidated Funds held financial instruments where it is considered to be a seller of credit derivatives under U.S. GAAP. The Consolidated Funds’ written credit derivatives include credit default swaps. The Company believes credit ratings on issuers of underlying reference obligations, together with the period of expiration, are the best indicators of payment/performance risk on written credit derivative contracts. A reference obligation is considered investment grade if its credit rating is BBB- or higher, as rated by Standard & Poor’s (S&P). The following tables set forth the information related to the Consolidated Funds’ written credit derivatives held at December 31, 2014 and December 31, 2013:

25

	December 31, 2014
	(Dollars and notional amounts in thousands)
		Notional Amount				Fair Value Asset (Liability)
CDS Type	Credit Rating	Less than 1 year	1 – 5 years	Over 5 years	Total
Investment Grade Index Tranche	Not rated	—	11,000	—	11,000	$925
Bespoke-Mezzanine	Not rated	22,000	92,000	—	114,000	(471)
High Yield Index Tranche	Not rated	—	15,000	—	15,000	(889)
High Yield Single Name	Not rated	—	4,000	—	4,000	357
CDO Tranche on Corporate Debt	Investment Grade	—	19,500	33,000	52,500	(1,407)
CDO Tranche on Corporate Debt	Non-Investment Grade	—	9,000	5,172	14,172	5,172
CDO Tranche on Corporate Debt	Not rated	—	8,000	—	8,000	343
Total		22,000	158,500	38,172	218,672	$4,030

	December 31, 2013
	(Dollars and notional amounts in thousands)
		Notional Amount				Fair Value Asset (Liability)
CDS Type	Credit Rating	Less than 1 year	1 – 5 years	Over 5 years	Total
RMBS Index Tranche	Not rated	—	—	10	10	$(33)
Bespoke-Mezzanine	Not rated	—	55,000	—	55,000	169
High Yield Index Tranche	Not rated	—	5,000	—	5,000	489
CDO Tranche on Corporate Debt	Investment Grade	—	38,300	148,000	186,300	(8,971)
CDO Tranche on Corporate Debt	Non-Investment Grade	—	16,955	77,801	94,756	(3,827)
CDO Tranche on ABS	Not Rated	—	—	5,857	5,857	—
Total		—	115,255	231,668	346,923	$(12,173)

The following tables list the average yearly notional amounts and number of contracts held at December 31, 2014 and December 31, 2013, categorized by primary underlying risk:

	December 31, 2014
	(Notional amounts in thousands)
	Long Exposure		Short Exposure
Primary Underlying Risk	Average Yearly Notional Amounts	Number of Contracts at December 31, 2014	Average Yearly Notional Amounts	Number of Contracts at December 31, 2014
Interest rate contracts	327,500	—	150,708	1
Credit contracts	69,670	34	19,168	8
Equity contracts	—	—	—	—
Foreign exchange contracts	100,000	1	1,275	1
Total	497,170	35	171,151	10

26

	December 31, 2013
	(Notional amounts in thousands)
	Long Exposure		Short Exposure
Primary Underlying Risk	Average Yearly Notional Amounts	Number of Contracts at December 31, 2013	Average Yearly Notional Amounts	Number of Contracts at December 31, 2013
Interest rate contracts	1,160,000	8	1,183,399	5
Credit contracts	458,211	80	59,823	7
Equity contracts	—	—	—	—
Foreign exchange contracts	100,000	1	10,950	2
Total	1,718,211	89	1,254,172	14

Offsetting of Derivatives

The Consolidated Funds are required to disclose the impact of offsetting assets and liabilities included in the consolidated statements of financial condition to enable users of the consolidated financial statements to evaluate the effect or potential effect of netting arrangements on their financial position for recognized assets and liabilities. These recognized assets and liabilities are financial instruments and derivative instruments that are either subject to an enforceable master netting arrangement or similar agreement, or meet the following right of setoff criteria: the amounts owed by the Consolidated Funds to another party are determinable, the Consolidated Funds have the right to set off the amounts owed with the amounts owed by the other party, the Consolidated Funds intend to set off and the Consolidated Funds’ right of setoff is enforceable by law.

At December 31, 2014 and December 31, 2013, the Consolidated Funds hold certain derivative instruments that are eligible for offset in the consolidated statements of financial condition, and are subject to master netting arrangements. A master netting arrangement allows the Consolidated Funds and the counterparty to net derivative assets of the Consolidated Funds or collateral held on behalf of the Consolidated Funds against derivative liabilities or payment obligations of the Consolidated Funds to the counterparty. These arrangements also allow the Consolidated Funds and the counterparty to net any derivative liabilities of the Consolidated Funds or collateral sent to the Consolidated Funds against derivatives assets or counterparty payment obligations to the Consolidated Funds.

Balances are presented on a gross basis in the consolidated statements of financial condition prior to the application of the impact of fair value and collateral netting. The following tables present information about certain assets and liabilities that are subject to master netting arrangements (or similar agreements), and can potentially be offset in the consolidated statements of financial condition at December 31, 2014 and December 31, 2013:

Offsetting Derivative Assets

	December 31, 2014
	(Dollars in thousands)
		Gross Amounts Offset in the	Net Amounts of Assets Presented in the	Gross Amounts Not Offset in the Consolidated Statements of Financial Condition
Description	Gross Amounts of Recognized Assets	Consolidated Statements of Financial Condition	Consolidated Statements of Financial Condition	Financial Instruments	Cash Collateral Received	Net Amount

Investments in derivatives, at fair value	$6,648	$—	$6,648	$(2,119)	$—	$4,529
Total	$6,648	$—	$6,648	$(2,119)	$—	$4,529

Offsetting Derivative Liabilities

	December 31, 2014
	(Dollars in thousands)
		Gross Amounts Offset in the	Net Amounts of Liabilities Presented in the	Gross Amounts Not Offset in the Consolidated Statements of Financial Condition
Description	Gross Amounts of Recognized Liabilities	Consolidated Statements of Financial Condition	Consolidated Statements of Financial Condition	Financial Instruments	Cash Collateral Pledged	Net Amount

Investments in derivatives, at fair value	$5,785	$—	$5,785	$(2,119)	$(1,801)	$1,865
Total	$5,785	$—	$5,785	$(2,119)	$(1,801)	$1,865

27

Offsetting Derivative Assets

	December 31, 2013
	(Dollars in thousands)
		Gross Amounts Offset in the	Net Amounts of Assets Presented in the	Gross Amounts Not Offset in the Consolidated Statements of Financial Condition
Description	Gross Amounts of Recognized Assets	Consolidated Statements of Financial Condition	Consolidated Statements of Financial Condition	Financial Instruments	Cash Collateral Received	Net Amount

Investments in derivatives, at fair value	$12,896	$—	$12,896	$(412)	$—	$12,484
Total	$12,896	$—	$12,896	$(412)	$—	$12,484

Offsetting Derivative Liabilities

	December 31, 2013
	(Dollars in thousands)
		Gross Amounts Offset in the	Net Amounts of Liabilities Presented in the	Gross Amounts Not Offset in the Consolidated Statements of Financial Condition
Description	Gross Amounts of Recognized Liabilities	Consolidated Statements of Financial Condition	Consolidated Statements of Financial Condition	Financial Instruments	Cash Collateral Pledged	Net Amount

Investments in derivatives, at fair value	$22,062	$—	$22,062	$(412)	$(16,331)	$5,319
Total	$22,062	$—	$22,062	$(412)	$(16,331)	$5,319

6. Variable Interest Entities

In the ordinary course of business, the Company sponsors the formation of VIEs that can be broadly classified into the following categories: hedge funds, hybrid private equity funds and securitized structures (CDOs). The Company generally serves as the investment advisor or collateral manager with decision-making abilities for these entities. The Company has not recorded any liabilities with respect to VIEs that are not consolidated. Certain ZAIS Managed Entities, including the CDOs, are VIEs.

Funds

Substantially all of the ZAIS Managed Entities qualify for the deferral granted under ASU 2010-10, Amendments to Statement 167 for Certain Investment Funds (“ASU 2010-10”). Accordingly, the Company’s determination of whether it is the primary beneficiary of a fund that is a VIE and qualifies for the deferral is based on whether it is the variable interest holder that absorbs the majority of the expected losses or receives a majority of the expected residual returns (or if the Company is the most closely related party of the related party/de-facto agency group that absorbs a majority of the fund’s expected losses or receives a majority of the entity’s expected residual returns). Fund investors are entitled to substantially all of the economics of these VIEs, with the exception of management fees and incentive income, if any, earned by the Company. Accordingly, the determination of whether the Company is the primary beneficiary of these funds is not impacted by changes in the underlying assumptions made regarding future results or expected cash flows of these VIEs.

28

Securitized Structures

The Company acts as collateral manager for CDOs that are VIEs. These are entities that issue collateralized notes which offer investors the opportunity for returns that vary commensurately with the risks they assume. The notes issued by the CDOs are generally backed by asset portfolios consisting of loans, other debt or other derivatives. The Company receives collateral management fees (which in some cases are waived in lieu of owning the equity tranche) for acting as the collateral manager for these structures, and, subject to hurdle rates, may earn incentive income based on the performance of the vehicles.

The deferral granted under ASU 2010-10 does not apply to securitized structures. Accordingly, the determination of whether the Company is the primary beneficiary that would consolidate these entities is based on a determination of whether the Company has (i) the power to direct the activities of the entity that most significantly impact its economic performance, and (ii) the obligations to absorb losses or the right to receive benefits from the entity that could potentially be significant to the entity. The Company determined that it possesses the power to direct the activities of the CDOs (with the exception of CLOs that are still in the warehouse stage) that most significantly impact their economic performance through its role as the collateral manager. In addition, the Company determined that it has the right to receive benefits from the CDOs that could potentially be significant, on a quantitative and qualitative basis. As a result, the Company consolidates certain securitized structures which it manages. CLOs that are still in the warehouse phase are VIEs. The Company does not consider itself to be the primary beneficiary of these entities because it does not have the power to direct the activities that most significantly impact the economic performance of these structures. Therefore, the CLOs that are still in the warehouse phase have not been consolidated by the Company.

The following table presents the assets and liabilities of entities that are VIEs, and consolidated by the Company on a gross basis prior to eliminations due to consolidation at December 31, 2014 and December 31, 2013:

	December 31, 2014			December 31, 2013
	CDOs	Funds	Total	CDOs	Funds	Total
	(Dollars in thousands)
Assets
Assets of Consolidated Funds
Cash and cash equivalents	$34,399	$58,971	$93,370	$59,424	$74,144	$133,568
Restricted cash	—	30,265	30,265	135,317	24,687	160,004
Investments, at fair value	789,410	327,605	1,117,015	565,914	325,347	891,261
Investments in affiliated securities, at fair value	—	34,762	34,762	—	39,104	39,104
Derivative assets, at fair value	509	6,139	6,648	3,404	9,492	12,896
Due from affiliates	—	—	—	—	3,869	3,869
Other assets	9,832	1,766	11,598	12,829	8,222	21,051
Total Assets	$834,150	$459,508	$1,293,658	$776,888	$484,865	$1,261,753
Liabilities
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	$784,481	$—	$784,481	$743,180	$—	$743,180
Derivative liabilities, at fair value	2,374	3,411	5,785	21,101	961	22,062
Securities sold, not yet purchased	—	19,308	19,308	—	14,693	14,693
Due to broker	21,047	4,600	25,647	—	—	—
Other liabilities	26,248	2,441	28,689	12,607	50,063	62,670
Total Liabilities	$834,150	$29,760	$863,910	$776,888	$65,717	$842,605

29

The assets presented in the table above belong to the investors in those entities, are available for use only by the entity to which they belong and are not available for use by the Company. The Consolidated Funds have no recourse to the general credit of the Company with respect to any liability. The Company also consolidates entities that are not VIEs, the assets and liabilities of which are not included in the table above.

The Company has a minimal direct entity ownership, if any, in the non-consolidated entities that are VIEs and its involvement is generally limited to providing asset management services. The Company’s exposure to loss from these entities is limited to a decrease in the management fees and incentive income that has been earned and accrued, as well as any direct equity ownership in the VIEs. The net assets of these VIEs were approximately $81.8 million and $524.7 million at December 31, 2014 and December 31, 2013, respectively. The Company does not provide, nor is it required to provide, any type of financial support to these entities. At December 31, 2014 and December 31, 2013, the Company’s maximum exposure to loss as a result of its involvement with the non-consolidated VIEs was approximately $104,000 and $532,000, respectively.

7. Management Fee Income and Incentive Income

Management fees earned by the Company for funds and accounts with hedge fund-style fee arrangements generally range from 0.50% to 1.25%, annually, based on net asset value of these funds and accounts prior to the accrual of incentive fees/allocations. Management fees earned by the Company for funds and accounts with private equity-style fee arrangements generally range from 0.50% to 1.50%, annually, based on either the net asset value of these funds and accounts prior to the accrual of incentive fees/allocations or on the amount of capital committed to these funds and accounts by its investors. Management fees earned by the Company for the CDOs managed by the Company generally range from 0.15% to 0.50%, annually, and are generally based on the par value of the collateral and cash held in the CDOs. Management fees earned by the Company for the REIT is 1.50%, annually, based on the REIT's stockholders' equity, as defined in the amended and restated investment advisory agreement between the Company and the REIT.

For funds and accounts with hedge fund-style fee arrangements, incentive income earned by the Company generally ranges from 10% to 20% of the net realized and unrealized profits attributable to each investor, subject to a hurdle (if any) set forth in each respective entity’s operative agreement. Additionally, all of the Company’s funds and accounts with hedge fund-style fee arrangements are subject to a perpetual loss carry forward, or perpetual “high-water mark,” meaning that the funds and accounts will not pay incentive fees/allocations to the Company with respect to positive investment performance generated for an investor in any year following negative investment performance until that loss is recouped, at which point an investor’s capital balance surpasses the high-water mark. The funds and accounts pay incentive fees/allocations to the Company on any net profits in excess of the high-water mark.

For funds and accounts with private equity-style fee arrangements, incentive income earned by the Company is generally 20% of all profits, subject to the return of contributed capital (and subordinate management fees, if any), and a preferred return as specified in each fund’s advisory agreement.

For CDOs, incentive income earned by the Company generally ranges from 10% to 20% of all profits, subject to the return of contributed capital (and subordinate management fees, if any), and a preferred return as specified in the respective CDOs’ collateral management agreements.

The following tables represent the gross amounts of incentive income earned by the Company prior to eliminations due to consolidation of the Consolidated Funds and the net amount reported in the Company’s consolidated statements of comprehensive income for the years ended December 31, 2014 , December 31, 2013 and December 31, 2012:

	Year Ended December 31, 2014
	(Dollars in thousands)
	Gross Amount	Elimination	Net Amount
Management Fee Income
Hedge funds	$5,334	$(2,749)	$2,585
Managed accounts	4,934	—	4,934
Private equity	15,791	(7,028)	8,763
REIT	2,279	—	2,279
Total	$28,338	$(9,777)	$18,561

	Year Ended December 31, 2014
	(Dollars in thousands)
	Gross Amount	Elimination	Net Amount
Incentive Income
Hedge funds	$9,605	$(6,945)	$2,660
Managed accounts	2,237	—	2,237
Private equity	72,909	(11,917)	60,992
REIT	—	—	—
Total	$84,751	$(18,862)	$65,889

30

	Year Ended December 31, 2013
	(Dollars in thousands)
	Gross Amount	Elimination	Net Amount
Management Fee Income
Hedge funds	$7,052	$(3,404)	$3,648
Managed accounts	3,751	—	3,751
Private equity	23,844	(6,768)	17,076
REIT	2,104	—	2,104
Total	$36,751	$(10,172)	$26,579
Incentive Income
Hedge funds	$10,068	$(7,596)	$2,472
Managed accounts	885	—	885
Private equity	27,098	(11,620)	15,478
REIT	—	—	—
Total	$38,051	$(19,216)	$18,835

	Year Ended December 31, 2012
	(Dollars in thousands)
	Gross Amount	Elimination	Net Amount
Management Fee Income
Hedge funds	$5,136	$(3,448)	$1,688
Managed accounts	2,474	—	2,474
Private equity	28,898	(3,392)	25,506
REIT	878	—	878
Total	$37,386	$(6,840)	$30,546
Incentive Income
Hedge funds	$26,973	$(23,783)	$3,190
Managed accounts	2,455	—	2,455
Private equity	98,114	(4,196)	93,918
REIT	—	—	—
Total	$127,542	$(27,979)	$99,563

At December 31, 2014, approximately $1,871,000 and $2,412,000 were accrued for management fee income and incentive income, respectively but not received, and included in income and fees receivable in the consolidated statements of financial condition. At December 31, 2013, approximately $3,264,000 and $533,000 were accrued for management fee income and incentive fee income, respectively but not received, and included in income and fees receivable in the consolidated statements of financial condition.

8. Discontinued Operations

ZAIS Japan Limited (“ZAIS Japan”), a wholly-owned subsidiary, ceased operations in April 2012, and began an orderly liquidation at that time. In November 2012, all remaining economic obligations of ZAIS Japan were satisfied, and approximately $15,000 was returned to the Company from the liquidator. A third-party firm was retained to represent the Company’s interests in ZAIS Japan, including providing servicing to the Company’s existing investor clients. The total loss on disposal for the year ended December 31, 2012 amounted to approximately $1,241,000, and is included in income (loss) from operations of discontinued business component in the consolidated statements of comprehensive income.

9. Debt Obligations

Notes Payable

In December 2012, the Company issued four notes in the aggregate amount of approximately $1,400,000, to facilitate the repurchase of Company membership interests of certain former employees. The notes call for two equal payments of principal in both September 2013 and June 2014, and carry an interest rate of one-month LIBOR plus 450 basis points, with interest payable on the maturity date. In September 2013, the Company made principal payments on the notes totaling approximately $719,000. The remaining outstanding principal balance of the notes including accrued interest was approximately $781,000 at December 31, 2013. The notes were fully paid off as of June 30, 2014.

31

Notes Payable of Consolidated CDOs

The Company consolidates the CDOs it manages. As a result, the senior and subordinated notes issued by the CDOs are included in the Company’s consolidated statements of financial condition. Notes payable of the consolidated CDOs are collateralized by the assets held by the CDOs, and the assets of one CDO may not be used to satisfy the liabilities of another. This collateral generally consists of loans, other debt and other derivatives. The stated maturity dates for the notes issued by the CDOs range from 2019 to 2057.

At December 31, 2014 and December 31, 2013, the fair value of the CDO assets are approximately $749,719,000 and $730,348,000, respectively. The components of the CDO assets and liabilities and the eliminations for the Consolidated Fund’s investments in CDOs, are as follows:

	December 31, 2014	December 31, 2013
	(Dollars in thousands)
Cash and cash equivalents	$34,399	$59,424
Restricted cash	—	135,317
Investments, at fair value:
Collateralized debt obligations	138,637	473,035
Commercial mortgage-backed securities	1,606	6,738
Residential mortgage-backed securities	13,174	14,018
Asset-backed securities and other	22,308	72,123
High yield corporate loans	613,685	—
	789,410	565,914
Derivative assets (liabilities), net, at fair value	(1,864)	(17,697)
Other assets (liabilities), net	(37,464)	222
Notes payable of consolidated CDOs, at fair value	784,481	743,180
Elimination of Consolidated Fund’s investments in CDOs	(34,762)	(12,832)
Notes payable of consolidated CDOs, at fair value (net of eliminations)	$749,719	$730,348

As discussed in Note 2, the Company has elected to carry these notes at fair value in its consolidated statements of financial condition. Accordingly, the Company measured the fair value of notes payable (as a group including both the senior and subordinated notes) as (1) the sum of the fair value of the financial assets and the carrying value of any nonfinancial assets held temporarily, less (2) the sum of the fair value of any beneficial interests retained by the Company (other than those that represent compensation for services) and the Company’s carrying value of any beneficial interests that represent compensation for services. The Company allocated the resulting amount to the different classes of notes based on the CDO’s waterfall on an as liquidated basis.

The tables below present information related to the CDO notes outstanding at December 31, 2014 and December 31, 2013. The subordinated notes have no stated interest rate, and are entitled to any excess cash flows after contractual payments are made to the senior notes.

	December 31, 2014
	(Dollars in thousands)
	Borrowings Outstanding	Fair Value	Weighted Average Interest Rate	Weighted Average Maturity in Years
Senior Secured Notes	$892,112	$749,344	1.74%	17.80
Subordinated Notes	58,802	375	N/A	21.76
Total	$950,914	$749,719

32

	December 31, 2013
	(Dollars in thousands)
	Borrowings Outstanding	Fair Value	Weighted Average Interest Rate	Weighted Average Maturity in Years
Senior Secured Notes	$980,056	$614,529	1.48%	32.69
Subordinated Notes	139,840	115,819	N/A	19.80
Total	$1,119,896	$730,348

10. Compensation

Employees are eligible to receive discretionary incentive cash compensation (the “Bonus Award”) on an annual basis. The amount of the Bonus Award is based on, among other factors, both individual performance and the financial results of the Company. For certain employees, as documented in an underlying agreement (the “Bonus Agreement”), the Bonus Award is further subject to a retention-based payout schedule that generally provides for 30% of the Bonus Award to vest and be paid incrementally over a three-year period (the “Performance Years”). The Company expenses all current cash Incentive Compensation Award payments in the first year. All future payments are amortized equally over the required service period over the remaining term of the Bonus Award as defined in the Bonus Award Agreements. In the event an award is forfeited under the terms of the Bonus Agreement, the corresponding accruals will be reversed. For the years ended December 31, 2014, December 31, 2013 and December 31, 2012, the Company recorded compensation expense of approximately $21,318,000 and $20,282,000 and $11,674,000, respectively, related to annual bonuses. At December 31, 2014, the Company also expects to pay approximately $9,742,000 in bonuses that will vest over the next three years.

The Company has entered into Points Agreements with certain of its employees whereby these employees have been granted rights to participate in a portion of the incentive income of certain funds stipulated under the Points Agreements. The Company recorded compensation expense of approximately $7,925,000, $7,752,000 and $35,804,000, related to incentive fee compensation related to the Points Agreements, for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, respectively.

In 2013, the Company established the ZAIS Group, LLC Income Unit Plan. Under the Income Unit Plan, certain employees are entitled to receive a fixed percentage of the Company’s distributable income, as defined in the Income Unit Plan document. Payout of 85% of the estimated award is made in December of the Performance Year, and the remaining balance is payable within 30 days of the issuance of the Company’s audit report for the year. An employee must be actively employed by the Company on each scheduled payment date to receive the relevant distribution. The Company recorded compensation expense of approximately $12,414,000 and $3,979,000 related to the Income Unit Plan for the years ended December 31, 2014 and December 31, 2013, respectively. Amounts payable under the Income Unit Plan were approximately $1,860,000 and $843,000 at year ended December 31, 2014 and December 31, 2013, which is included in compensation payable in the consolidated statements of financial condition.

11. Income Taxes

The Company operates in the United States as a limited liability company that is treated as a partnership for United States federal income tax purposes. As such, the Company files a partnership tax return for federal, state and local taxes. The Company also has consolidated subsidiaries that are organized in the United States, United Kingdom, Japan and China. Due to the Company’s legal structure, only a portion of the income earned by the Company is subject to taxes in foreign jurisdictions.

ZAIS London is subject to a United Kingdom. corporate tax, which is assessed at 20.75% on profit on ordinary activities in 2014, 2013 and 2012. ZAIS Japan was subject to a Japanese national and local income tax, which was assessed at 28% and 6%, respectively, until the subsidiary was dissolved in 2012. Solutions Shanghai is subject to a Chinese corporate income tax, which is assessed at 25% on net taxable income calculated under Chinese Corporate Income Tax Law and some local taxes. For the year ended December 31, 2012, the Company had approximately $9,000 in income tax benefit due to discontinued operations from ZAIS Japan.

The Company records DTAs and DTLs for the difference between the tax basis of assets and liabilities and the amounts recorded for financial reporting purposes, using enacted tax rates. Deferred tax expenses and benefits are recognized in the consolidated statements of comprehensive income for changes in DTAs and DTLs.

The provision for income taxes for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, consists of the following:

	Year Ended December 31, 2014
	(Dollars in thousands)
	Current Tax Expense (Benefit)	Deferred Tax Expense (Benefit)	Total
China	$367	$—	$367
UK	27	(13)	14
Total Income Taxes	$394	$(13)	$381

33

	Year Ended December 31, 2013
	(Dollars in thousands)
	Current Tax Expense (Benefit)	Deferred Tax Expense (Benefit)	Total
China	$282	$—	$282
UK	47	—	47
Total Income Taxes	$329	$—	$329

	Year Ended December 31, 2012
	(Dollars in thousands)
	Current Tax Expense (Benefit)	Deferred Tax Expense (Benefit)	Total
China	$497	$(148)	$349
UK	68	—	68
Total Income Taxes	$565	$(148)	$417

At December 31, 2014 and December 31, 2013, the Company was not required to establish a liability for uncertain tax positions, as discussed in Note 2.

12. Related Party Transactions

The Company offers a range of alternative and traditional investment strategies through private accounts and pooled investment vehicles. The Company earns substantially all of its management fees and incentive income from the ZAIS Managed Entities, which are considered related parties as the Company manages the operations of, and makes investment decisions for, these funds. Such fees are calculated under agreements between the Company and each of the ZAIS Managed Entities. The Company considers its principals, executives, employees and all ZAIS Managed Entities to be affiliates and related parties.

The Company invests in some of its subsidiaries and some of the ZAIS Managed Entities. Investments in subsidiaries and certain ZAIS Managed Entities that are consolidated are eliminated. Investments in certain ZAIS Managed Entities not consolidated are further described in Note 3.

On September 30, 2014, ZGP made a distribution-in-kind to its members of its full partnership interest in ZAIS Value-Added Real Estate Fund I, LP, a Consolidated Fund. The value of the partnership interest at the time of the distribution was approximately $5,310,000 and is reflected as a distribution-in-kind from members’ equity and a corresponding increase to equity attributable to non-controlling interests of Consolidated Funds in the consolidated statements of changes in equity, non-controlling interests and redeemable non-controlling interests.

The Company did not charge management fee income or earn incentive income on investments made in the ZAIS Managed Entities by the Company’s principals, executives, employees and other related parties. The total amount of investors’ capital balances that are not being charged fees are approximately $17,955,000 and $32,580,000 at December 31, 2014 and December 31, 2013, respectively.

From time to time, ZAIS may pay related research expenses directly to vendors, and subsequently invoices these costs to the respective ZAIS Managed Entities based upon certain criteria. At December 31, 2014 and December 31, 2013, approximately $400,000 and $330,000, respectively, was due to the Company from the ZAIS Managed Entities as a result of this arrangement. These amounts are included in due from related parties in the consolidated statements of financial condition.

Related Party Transactions of Consolidated Funds

During the year ended December 31, 2014, ZAIS CLO 1, Limited (“ZAIS CLO 1”) sold high yield corporate loans with an aggregate principal amount of $14,500,000 to ZAIS CLO 2, Limited (“ZAIS CLO 2”) while ZAIS CLO 2 was in the warehouse phase for approximately $14,461,000. For the year ended December 31, 2012, one of the Consolidated Funds sold an RMBS, with a principal balance of $1,000,000, for approximately $800,000 to one of the unconsolidated ZAIS Managed Entities. There were no such transactions for the year ended December 31, 2013.

In February 2011, ZAIS Opportunity Master Fund, Ltd. (the “Opportunity Fund”), a Consolidated Fund, committed approximately $12,000,000 to the acquisition of notes issued by Proprius Capital PLC (“Proprius”), an affiliated entity, in order to generate an unlevered contractual net return to the Opportunity Fund. Proprius used the proceeds of such notes to make short-term secured loans to relatively small U.K. agricultural businesses. ZAIS Group (UK) Limited (formerly ZAIS Group International LLP), a subsidiary of ZAIS, acts as the servicer to originate and service the loan assets, and charges an annual servicing fee of 50 basis points on the drawn amount as an “arm’s-length fee”.

The Opportunity Fund, a Consolidated Fund, held a note that was issued by Proprius (the “Note”) which is presented at net realizable value of approximately $0 and $3,869,000 at December 31, 2014 and December 31, 2013, respectively, and is included in due from affiliates in the consolidated statements of financial condition. As of December 18, 2014, all loans issued by Proprius have been discharged and Proprius has made a final repayment of the Note.

34

The Note paid interest via a discount at 6% per annum, and matures within approximately 90 days. The interest on the Note was approximately $40,000, $242,000 and $419,000 for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, respectively, and is included in income from Consolidated Funds in the consolidated statements of comprehensive income.

For the years ended December 31, 2014, December 31, 2013 and December 31, 2012, Opportunity Fund entered into purchase, sale and short sale transactions with Deutsche Bank, an affiliate entity which employs one of the members of the Board of Directors for the Opportunity Fund. Total purchases at fair value of approximately $0, $36,829,000 and $31,395,000, and total sales at fair value of approximately $4,000, $69,323,000 and $81,000, with net gains (losses) of approximately ($459,000), $1,995,000 and ($70,000) for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, respectively, were made with this affiliated party. Total buy to cover at fair value of approximately $1,925,000 with a net loss of approximately $5,000 were made in 2014 with this affiliated entity. Total sold short at fair value of approximately $4,012,000, and total buy to cover at fair value of approximately $2,740,000, with a net gain of approximately $173,000, were made in 2013 with this affiliated entity. There were no short sale transactions with Deutsche Bank for the year ended December 31, 2012.

In 2013, Opportunity Fund, a Consolidated Fund, made an investment in ZAIS CLO 1, also managed by the Company, while it was in the warehouse phase. At December 31, 2013, the fair value of this investment is approximately $26,460,000 and is included in investments in affiliated securities in the consolidated statements of financial condition. ZAIS CLO 1 closed on March 27, 2014 at which time it was consolidated into the Company’s financial statements.

In 2014 Opportunity Fund made an investment in ZAIS CLO 2 while it was in the warehouse phase. ZAIS CLO 2 closed on September 29, 2014 at which time it was consolidated into the Company’s financial statements.

ZAIS Atlas Fund, LP (“Atlas Fund”), a Consolidated Fund, is a feeder fund that commenced operations in October 2013 and invests solely in ZAIS Atlas Master Fund, LP, a ZAIS managed entity that is not consolidated. At December 31, 2014 and December 31, 2013, the fair value of this investment is approximately $31,457,000 and $23,272,000, respectively, and is included in investments in affiliated securities in the consolidated statements of financial condition. Atlas Fund recorded a gain of approximately $832,000 and $132,000 for the years ended December 31, 2014 and December 31, 2013, respectively and is included in net gains of Consolidated Funds’ investments in the consolidated statements of comprehensive income.

13. Fixed Assets

Fixed assets consist of the following:

	December 31, 2014	December 31, 2013
	(Dollars in thousands)
Office equipment	$3,073	$2,951
Leasehold improvements	938	1,136
Furniture and fixtures	569	666
Software	402	444
	4,982	5,197
Less accumulated depreciation and amortization	(3,891)	(3,789)
Total	$1,091	$1,408

For the years ended December 31, 2014, December 31, 2013 and December 31, 2012, depreciation and amortization expense from continuing operations amounted to approximately $459,700, $499,000 and $374,000, respectively. The change in accumulated depreciation and amortization also includes the change in foreign currency spot rates for each respective periods presented. Fixed asset balances of discontinued operations were written off during 2012, and are included along with the related depreciation and amortization expense in loss from discontinued operations in the consolidated statements of comprehensive income.

14. Commitments and Contingencies

Lease Obligations

The Company is obligated under operating lease agreements for office space expiring through October 2017. The Company recognizes expense related to its operating leases on a straight-line basis over the lease term. Aggregate future minimum annual rental payments for the periods subsequent to December 31, 2014 are approximately as follows:

Period	Amount
(Dollars in thousands)
Year Ending December 31, 2015	$1,555
Year Ending December 31, 2016	1,421
Year Ending December 31, 2017	635
$3,611

35

For the ended December 31, 2014, December 31, 2013 and December 31, 2012, rent expense, which is amortized on a straight-line basis, amounted to approximately $1,647,000, $1,419,000 and $1,313,000, respectively, and is included in general, administrative and other in the consolidated statements of comprehensive income.

Litigation

From time to time, the Company may become involved in various claims and legal actions arising in the ordinary course of business. Management is not aware of any contingencies that would require accrual or disclosure in the financial statements at December 31, 2014 or December 31, 2013.

Other Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

15. Segment Reporting

The ZAIS Managed Entities segment is currently the Company’s only reportable segment, and represents the Company’s core business, as substantially all of the Company’s operations are conducted through this segment. The ZAIS Managed Entities segment provides asset management services to the Company’s credit funds, CDOs and other separately managed accounts.

16. Supplemental Financial Information

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company’s financial position at December 31, 2014 and December 31, 2013, and results of operations for the years ended December 31, 2014, December 31, 2013 and December 31, 2012:

	December 31, 2014
	ZGP	ZAIS	Consolidated Funds	Eliminations	Consolidated
	(Dollars in thousands)
Assets
Cash and cash equivalents	$121	$7,543	$—	$—	$7,664
Income and fees receivable	—	11,224	—	(6,941)	4,283
Investments in affiliates, at fair value	13,775	1,752	—	(15,423)	104
Due from related parties	—	968	—	(320)	648
Fixed assets, net	—	1,091	—	—	1,091
Prepaid expenses	—	1,543	—	—	1,543
Other assets	2,656	654	—	—	3,310
Assets of Consolidated Funds
Cash and cash equivalents	—	—	94,212	—	94,212
Restricted cash	—	—	30,265	—	30,265
Investments, at fair value	—	—	1,126,737	—	1,126,737
Investments in affiliated securities, at fair value	—	—	66,219	(34,762)	31,457
Derivative assets, at fair value	—	—	6,648	—	6,648
Due from affiliates	—	—	—	—	—
Other assets	—	—	11,599	(22)	11,577
Total Assets	$16,552	$24,775	$1,335,680	$(57,468)	$1,319,539
Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Notes payable	$—	$—	$—	$—	$—
Compensation payable	—	6,094	—	—	6,094
Due to related parties	32	—	—	—	32
Other liabilities	—	3,050	—	—	3,050
Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	—	—	784,481	(34,762)	749,719
Securities sold, not yet purchased	—	—	19,308	—	19,308
Derivative liabilities, at fair value	—	—	5,785	—	5,785
Due to broker	—	—	21,047	—	21,047
Other liabilities	—	—	40,144	(7,281)	32,863
Total Liabilities	32	9,144	870,765	(42,043)	837,898
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	—	—	452,925	—	452,925
Equity
Equity	16,520	15,631	1,650	(15,425)	18,376
Equity attributable to non-controlling interests of Consolidated Funds	—	—	10,340	—	10,340
Total Equity	16,520	15,631	11,990	(15,425)	28,716
Total Liabilities, Redeemable Non-controlling Interests and Equity	$16,552	$24,775	$1,335,680	$(57,468)	$1,319,539

36

	December 31, 2013
	ZGP	ZAIS	Consolidated Funds	Eliminations	Consolidated
	(Dollars in thousands)
Assets
Cash and cash equivalents	$117	$8,315	$—	$—	$8,432
Income and fees receivable	—	12,099	—	(8,302)	3,797
Investments in affiliates, at fair value	7,714	2,051	—	(9,591)	174
Due from related parties	—	814	—	(299)	515
Fixed assets, net	—	1,408	—	—	1,408
Prepaid expenses	—	1,673	—	—	1,673
Other assets	2,655	689	—	—	3,344
Assets of Consolidated Funds
Cash and cash equivalents	—	—	136,231	—	136,231
Restricted cash	—	—	160,004	—	160,004
Investments, at fair value	—	—	899,427	(188)	899,239
Investments in affiliated securities, at fair value	—	—	62,375	(12,643)	49,732
Derivative assets, at fair value	—	—	12,896	—	12,896
Due from affiliates	—	—	3,869	—	3,869
Other assets	—	—	21,053	149	21,202
Total Assets	$10,486	$27,049	$1,295,855	$(30,874)	$1,302,516
Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Notes payable	$—	$781	$—	$—	$781
Compensation payable	—	11,642	—	—	11,642
Due to related parties	32	—	—	—	32
Other liabilities	—	3,923	—	(790)	3,133

Liabilities of Consolidated Funds
Notes payable of consolidated CDOs, at fair value	—	—	743,180	(12,832)	730,348
Securities sold, not yet purchased	—	—	14,693	—	14,693
Derivative liabilities, at fair value	—	—	22,062	—	22,062
Redemptions payable	—	—	46,029	—	46,029
Other liabilities	—	—	22,935	(7,661)	15,274
Total Liabilities	32	16,346	848,899	(21,283)	843,994
Commitments and Contingencies (Note 14)
Redeemable Non-controlling Interests	—	6,686	436,512	—	443,198
Equity
Equity	10,454	4,017	5,574	(9,591)	10,454
Equity attributable to non-controlling interests of Consolidated Funds	—	—	4,870	—	4,870
Total Equity	10,454	4,017	10,444	(9,591)	15,324
Total Liabilities, Redeemable Non-controlling Interests and Equity	$10,486	$27,049	$1,295,855	$(30,874)	$1,302,516

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	Year Ended December 31, 2014
	ZGP	ZAIS	Consolidated Funds	Eliminations	Consolidated
	(Dollars in Thousands)
Revenues
Management fee income	$—	$28,338	$—	$(9,777)	$18,561
Incentive income	—	84,751	—	(18,862)	65,889
Other revenues	—	531	—	(50)	481
Income of Consolidated Funds	—	—	143,556	(11,616)	131,940
Total Revenues	—	113,620	143,556	(40,305)	216,871
Expenses
Employee compensation and benefits	—	61,779	—	—	61,779
General, administrative and other	129	17,597	—	—	17,726
Depreciation and amortization	—	460	—	—	460
Expenses of Consolidated Funds	—	—	153,040	(41,140)	111,900
Total Expenses	129	79,836	153,040	(41,140)	191,865
Other Income (loss)
Net gain (loss) on investments	28,874	176	—	(29,010)	40
Other income (expense)	—	256	—	—	256
Net gains of Consolidated Funds’ investments	—	—	50,634	(1,104)	49,530
Total Other Income	28,874	432	50,634	(30,114)	49,826
Income from Continuing Operations before Income Taxes	28,745	34,216	41,150	(29,279)	74,832
Income taxes	—	381	—	—	381
Income from Continuing Operations	28,745	33,835	41,150	(29,279)	74,451
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	(622)	—	—	(622)
Total Comprehensive Income (Loss)	$28,745	$33,213	$41,150	$(29,279)	$73,829

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	Year Ended December 31, 2013
	ZGP	ZAIS	Consolidated Funds	Eliminations	Consolidated
	(Dollars in Thousands)
Revenues
Management fee income	$—	$36,751	$—	$(10,172)	$26,579
Incentive income	—	38,051	—	(19,216)	18,835
Other revenues	—	1,408	—	(143)	1,265
Income of Consolidated Funds	—	—	109,833	(1,155)	108,678
Total Revenues	—	76,210	109,833	(30,686)	155,357
Expenses
Employee compensation and benefits	—	53,139	—	—	53,139
General, administrative and other	92	20,043	—	—	20,135
Depreciation and amortization	—	499	—	—	499
Expenses of Consolidated Funds	—	—	73,464	(33,482)	39,982
Total Expenses	92	73,681	73,464	(33,482)	113,755
Other Income (loss)
Net gain (loss) on investments	2,747	(340)	—	(2,825)	(418)
Other income (expense)	42	(29)	—	—	13
Net gains of Consolidated Funds’ investments	—	—	7,821	—	7,821
Total Other Income	2,789	(369)	7,821	(2,825)	7,416
Income from Continuing Operations before Income Taxes	2,697	2,160	44,190	(29)	49,018
Income taxes	—	329	—	—	329
Income from Continuing Operations	2,697	1,831	44,190	(29)	48,689
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	(131)	—	—	(131)
Total Comprehensive Income (Loss)	$2,697	$1,700	$44,190	$(29)	$48,558

	Year Ended December 31, 2012
	ZGP	ZAIS	Consolidated Funds	Eliminations	Consolidated
	(Dollars in Thousands)
Revenues
Management fee income	$—	$37,386	$—	$(6,840)	$30,546
Incentive income	—	127,542	—	(27,979)	99,563
Other revenues	—	1,328	—	(263)	1,065
Income of Consolidated Funds	—	—	116,971	(853)	116,118
Total Revenues	—	166,256	116,971	(35,935)	247,292
Expenses
Employee compensation and benefits	—	64,205	—	—	64,205
General, administrative and other	103	24,258	—	—	24,361
Depreciation and amortization	—	374	—	—	374
Expenses of Consolidated Funds	—	—	135,553	(38,859)	96,694
Total Expenses	103	88,837	135,553	(38,859)	185,634
Other Income (loss)
Net gain (loss) on investments	33,236	2,077	—	(35,824)	(511)
Other income (expense)	3	(92)	—	—	(89)
Net gains of Consolidated Funds’ investments	—	—	120,038	—	120,038
Total Other Income	33,239	1,985	120,038	(35,824)	119,438
Income from Continuing Operations before Income Taxes	33,136	79,404	101,456	(32,900)	181,096
Income taxes	—	417	—	—	417
Income from Continuing Operations	33,136	78,987	101,456	(32,900)	180,679
Discontinued Operations
Income (loss) from operations of discontinued business component	—	(1,241)	—	—	(1,241)
Income tax (expense) benefit	—	9	—	—	9
Income (loss) from discontinued operations, net of income taxes	—	(1,232)	—	—	(1,232)
Consolidated Net Income (Loss)	$33,136	$77,755	$101,456	$(32,900)	$179,447
Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	1,001	—	—	1,001
Total Comprehensive Income (Loss)	$33,136	$78,756	$101,456	$(32,900)	$180,448

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17. Subsequent Events

From January 1, 2015 to March 23, 2015, the Company did not make any cash distributions to its members.

On March 1, 2015, a subsidiary of ZGP made an in-kind distribution to ZGP of its full limited partnership interest in ZAIS Atlas Fund, LP, a Consolidated Fund. ZGP simultaneously made an equivalent in-kind distribution of such limited partnership interest to its members. The value of the limited partnership interest at the time of the distribution was approximately $1.14 million.

From January 1, 2015 to March 23, 2015, the Company paid out incentive compensation to employees in the amount of approximately $4.52 million. Through March 23, 2015, the Company guaranteed the payment of approximately $125,000 in incentive compensation to be paid out with respect to fiscal year 2015.

On March 17, 2015, the Company announced the closing of its business combination with HF2 Financial Management Inc. (“HF2”). HF2, now renamed ZAIS Group Holdings, Inc., will continue its public listing on the Nasdaq Capital Market under the new ticker symbol “ZAIS”. At the closing, cash of approximately $78.2 million was contributed by HF2 to the Company, all of which will be deployed by the Company's investment management company, ZAIS Group, LLC, to fund several new and existing strategic initiatives and for working capital purposes. In conjunction with the closing, ZAIS Group Holdings, Inc. became the managing member of ZGP.

On March 20, 2015, the Company made a decision to terminate its business operations in Shanghai. The Company will begin the execution of a plan of liquidation for its Shanghai subsidiary which is expected to take place over a number of months.

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